                                                                     EXHIBIT 4.1

[FLEET CAPITAL CORPORATION LOGO]

                                      MASTER EQUIPMENT LEASE AGREEMENT NO.35352

LESSOR:                                      LESSEE:
FLEET CAPITAL CORPORATION,                   NEW JERSEY NATURAL GAS COMPANY
a Rhode Island corporation                   a NEW JERSEY CORPORATION

ADDRESS:                                     ADDRESS:
One Financial Plaza                          1415 Wycoff Road
Providence, Rhode Island 02903               Wall, NJ 07719

1. LEASE OF EQUIPMENT

      Subject to the terms and conditions set forth herein (the "MASTER LEASE") and in any Lease Schedule incorporating the terms of this Master Lease (each, a "LEASE SCHEDULE"), Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the items and units of personal property described in each such Lease Schedule, together with all replacements, parts, additions, accessories and substitutions therefor (collectively, the "EQUIPMENT"). As used in this Lease, the term "ITEM OF EQUIPMENT" shall mean each functionally integrated and separately marketable group or unit of Equipment subject to this Lease. Each Lease Schedule shall constitute a separate, distinct and independent lease of Equipment and contractual obligation of Lessee. References to "THE LEASE," "THIS LEASE" or "ANY LEASE" shall mean and refer to any Lease Schedule which incorporates the terms of this Master Lease, together with all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with such Lease Schedule or this Master Lease, all as the same may be amended or modified from time to time. The Equipment is to be delivered and installed at the locations specified or referred to in the applicable Lease Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease upon Lessor's receipt of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason. As used in this Lease, "ACQUISITION COST" shall mean (a) with respect to all Equipment subject to a Lease Schedule, the amount set forth as the Acquisition Cost in the Lease Schedule and the Acceptance Certificate applicable to such Equipment; and
(b) with respect to any item of Equipment, the total amount of all vendor or seller invoices (including Lessee invoices, if any) for such item of Equipment, together with all acquisition fees and costs of delivery, installation, testing and related services, accessories, supplies or attachments procured or financed by Lessor from vendors or suppliers thereof (including items provided by Lessee) relating or allocable to such item of Equipment ("RELATED EXPENSES"). As used in this Lease with respect to any Equipment, the terms "ACCEPTANCE DATE," "RENTAL PAYMENT(S)," "RENTAL PAYMENT DATE(S)," "RENTAL PAYMENT NUMBERS," "RENTAL PAYMENT COMMENCEMENT DATE," "LEASE TERM" and "LEASE TERM COMMENCEMENT DATE" shall have the meanings and values assigned to them in the Lease Schedule and the Acceptance Certificate applicable to such Equipment.

2. TERM AND RENT

      The Lease Term for any Equipment shall be as specified in the applicable Lease Schedule. Rental Payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, if the Acceptance Date and the Lease Term Commencement Date are not the same day, pay interim rent to Lessor on a pro-rata, per-diem basis from the Acceptance Date to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate, payable on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid within 10 days of the date when due, Lessee shall pay as an administrative and late charge an amount equal to 1.5% of the amount of any such overdue payment. All payments to be made to Lessor shall be made to Lessor in immediately available funds at the address shown above, or at such other place as Lessor shall specify in master equipment lease agreement
writing.

3. POSSESSION; PERSONAL PROPERTY

      No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the Lease Term (provided no Event of Default has occurred) free from interference by any person claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be reasonably necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment or this Lease.

4. DISCLAIMER OF WARRANTIES

      LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER CONCERNING THE EQUIPMENT OR ITS USE AND OPERATION BY LESSEE HEREUNDER, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND LESSOR HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has selected each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. During the Lease Term, Lessee shall be the beneficiary of and shall be entitled, on a non-exclusive basis, to any applicable manufacturer's or vendor's warranties with respect to the Equipment, to the extent permitted by such manufacturer's or vendor's warranties and applicable law. Lessor hereby assigns such warranties to Lessee, to the extent permitted thereby, and agrees to cooperate with Lessee, at Lessee's sole cost and expense, in making any reasonable claim against such manufacturer or vendor of Equipment arising from any defect in the Equipment.

      If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer or supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS

      Lessee represents and warrants to and covenants with Lessor that:

      (a) Lessee has the form of business organization indicated above and is duly organized and existing in good standing under the laws of the state listed in the caption of this Master Lease and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be in good standing would have a material adverse effect on the business, operations, assets or financial condition of Lessee; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority which has not been previously obtained (including the approval of the New Jersey Board of Public Utilities) or given, and does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in master equipment lease agreement
accordance with its terms; (d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except those of persons claiming by, through or under Lessor); (e) the Equipment will be used solely in the conduct of Lessee's business and will remain in the location shown on the applicable Lease Schedule provided, however, that the Equipment may be relocated to any of Lessee's business locations within the continental United States, and Lessee shall provide prompt (not more than 30 days) written notice thereof to Lessor and shall complete all notifications, filings, recordings and other actions in such new location as Lessor may reasonably request to protect and perfect Lessor's interest in the Equipment;
(f) all information concerning the Equipment provided by Lessee to Lessor or its agents or appraisers was accurate and complete when given and as of the Acceptance Date; (g) there are no pending or, to the best of Lessee's knowledge, threatened actions or proceedings before any court or administrative agency which could materially adversely affect Lessee's financial condition or operations; (h) all credit, financial and other information provided to Lessor or its agents by Lessee or at Lessee's direction is, and all such information hereafter so provided furnished will be, true, correct and complete in all material respects; and (i) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment.

6. INDEMNITY

      Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against the following ("CLAIMS"): (a) any and all liabilities, losses, damages, claims and expenses (including reasonable legal expenses of every kind and nature) arising out of the manufacture, purchase, shipment and delivery of the Equipment to Lessee in connection with the Lease, acceptance or rejection, ownership, titling, registration, leasing, possession, operation, use, return or other disposition of the Equipment in connection with the Lease, including, without limitation, any liabilities that may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty in respect of the Equipment, and any claims based on patent, trademark or copyright infringement in respect of the Equipment; (b) any and all loss or damage of or to the Equipment; and (c) any obligation or liability to the manufacturer or any supplier of the Equipment arising under any purchase orders issued by or assigned to Lessor. If any Claim is made against Lessor or Lessee, the party receiving notice of such Claim shall use its best efforts to promptly notify the other. The foregoing indemnities and covenants set forth in this Section 6 shall continue in full force and effect and shall survive the expiration or earlier termination of the Lease.

7. TAXES AND OTHER CHARGES

      Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and to the Equipment and its use or possession, and to pay when due, and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

      If any Lease Schedule is denominated as a "TRUE LEASE SCHEDULE," then, with respect to the Equipment set forth on such True Lease Schedule, Lessee and Lessor anticipate that Lessor shall be entitled to the following tax benefits (the "TAX BENEFITS"): Lessor will be entitled to cost recovery deductions under
Section 168 of the Internal Revenue Code of 1986, as amended (the "CODE"), using a 200% declining balance method of depreciation switching to the straight line method for the first taxable year for which such method will yield larger depreciation deductions, and assuming a half-year convention and zero salvage value for the applicable recovery period for such Equipment as set forth in the True Lease Schedule with respect to such Equipment. With respect to Equipment set forth on any such True Lease Schedule, Lessee agrees that: Lessee will not claim that Lessee is the owner of the Equipment subject thereto or that Lessee is master equipment lease agreement
otherwise entitled to all or any of the Tax Benefits; Lessee will not take any action inconsistent with Lessor's anticipated Tax Benefits; and the Equipment will not constitute "public utility property" or "tax-exempt use property" within the meaning of Sections 168(i)(10) or 168(h) of the Code. If, as the result of any act, omission and/or misrepresentation of Lessee, there shall be a loss, disallowance, recapture or delay in claiming all or any portion of the Tax Benefits with respect to the Equipment, or there shall be included in Lessor's gross income for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any of the Equipment made or paid for by Lessee (any loss, disallowance, recapture, delay or inclusion being herein called a "TAX LOSS"), Lessee shall reimburse Lessor for such Tax Loss in the manner provided for in this Section 7. Lessee shall not have any liability to Lessor for indemnification hereunder for any Tax Loss with respect to a Lease resulting from one or more of the following: (i) any voluntary transfer or other disposition by Lessor of any of its interests in the Lease or the Equipment; (ii) Lessor's failure to claim or follow the proper procedure in claiming any Tax Benefit in a proper and timely manner; and (iii) Lessor's failure to have sufficient income to utilize any Tax Benefit.

A Tax Loss shall be deemed to have occurred if either (a) a deficiency shall have been proposed or a claim has been made that a Tax Loss has so occurred by the Internal Revenue Service or other taxing authority having jurisdiction, or
(b) independent tax counsel ("TAX COUNSEL") selected by Lessor and acceptable to Lessee (which acceptance shall not be unreasonably withheld or delayed by Lessee) has rendered an opinion to Lessor that such Tax Loss has so occurred. Lessor shall use its best efforts to promptly provide written notice to Lessee that a Tax Loss has occurred. Provided that no Event of Default has occurred and is continuing, upon Lessee's written request (received not more than 30 days following Lessor's written notice to Lessee of the occurrence of such Tax Loss) and concurrent written agreement to pay Lessor for any liability associated with such Tax Loss in accordance with the provisions hereof and to pay for all costs and expenses as and when the same shall become due related to the contest of all or any portion of any such Tax Loss (a "CONTESTED MATTER"), and if in the opinion of Tax Counsel a reasonable basis for the contest of such Contested Matter exists that is more likely than not to succeed, then Lessor shall pursue the contest of such Contested Matter in such forum as Lessor shall select, considering in good faith such request as Lessee may make concerning the most appropriate forum in which to proceed. Lessor shall not be obligated to take any such legal or other appropriate action with respect to a Contested Matter if Lessor notifies Lessee in writing at any time that Lessor waives its right to any indemnity payment from Lessee hereunder with respect to such Contested Matter. The action to be taken may, in Lessor's sole discretion reasonably exercised, be commenced prior to making payment of any tax, interest and/or penalty attributable to such Contested Matter (a "TAX PAYMENT") or after making such Tax Payment and then seeking a refund. If Lessor takes such action prior to making such Tax Payment, the indemnity amounts payable under this Section 7 with respect to the Contested Matter need not be paid by Lessee while such action is pending, provided that Lessee shall pay the costs and expenses relating to such action as and when the same shall become due. In such case, if the Final Determination (hereinafter defined) of a Contested Matter shall be adverse to Lessor, the indemnity amounts payable under this Section 7 with respect to a Contested Matter shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation, and Lessee shall make the indemnity payments required in accordance with this
Section 7. If Lessor determines to make such Tax Payment prior to pursuing a Contested Matter and to then seek a refund, Lessee will advance to Lessor, as an interest-free loan or loans, and without any additional net-after-tax cost to Lessor, amounts equal to the amount of such Tax Payment attributable to such Contested Matter. If Lessor seeks a refund after making such Tax Payment, and if the Final Determination shall be in favor of Lessor, (i) no further payments shall be due hereunder in respect of such Contested Matter (or an appropriate reduction shall be made if the Final Determination is partly in favor of and partly adverse to Lessor) other than any outstanding costs or expenses incurred by Lessor with respect to such Contested Matter, and (ii) Lessor shall pay to the Lessee an amount equal to the amounts theretofore paid by Lessee to Lessor in respect of such Tax Payment (or a proportionate part thereof if the Final Determination is partly in favor of and partly adverse to Lessor) on or before the next succeeding Rent Payment Date (or within thirty (30) days from such Final Determination, if there is no succeeding Rent Payment Date), together with the amount of any penalty or interest actually refunded to Lessor as a result of such Final Determination. If the Final master equipment lease agreement

Determination of such Contested Matter shall be adverse to Lessor, the indemnity amounts payable under this Section 7 with respect to the Contested Matter shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation and, Lessee shall make the indemnity payments required in accordance with this Section 7. A "FINAL DETERMINATION," for the purposes of this Section 7 means (i) the occurrence of a Tax Loss which is not contested or ceases to be contested at the request of Lessee in accordance with the provisions of this Section 7, (ii) a final decision of a court of competent jurisdiction after all allowable appeals have been exhausted by either party to the action, or (iii) a determination within the meaning of Section 1313(a) of the Code.

Subject to the foregoing provisions relating to prepayment of Tax Payments, upon a Final Determination of a Tax Loss, Lessee shall reimburse Lessor for such Tax Loss by payment of equal periodic payments over the then remaining Lease Term with respect to the Equipment related to such Tax Loss with each Rental Payment due and payable with respect to such Equipment, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such periodic payments, in an amount sufficient to provide Lessor with the amounts necessary to maintain Lessor's after-tax economic yield and overall net after-tax cash flows for the entire Lease Term at least at the same level that would have been available if such Tax Loss had not occurred, plus any interest, penalties or additions to tax that may be imposed in connection with such Tax Loss.

The foregoing indemnities and covenants set forth in this Section 7 shall continue in full force and effect and shall survive the expiration or earlier termination of the Lease.

8. DEFAULT

      Lessee shall be in default of this Lease upon the occurrence of any one or more of the following events (each an "EVENT OF DEFAULT"):

      (a) Lessee shall fail to make any payment, of rent or otherwise, under any Lease within 10 days after written notice thereof to Lessee; or (b) Lessee shall fail to obtain or maintain any of the insurance required under any Lease; or (c) Lessee shall fail to perform or observe any covenant, condition or agreement under any Lease (other than those referred to in clauses (a) and (b) of this section 8), and such failure continues for 30 days after written notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor or any affiliated person, firm or entity controlling, controlled by or under common control with Lessor ("LESSOR AFFILIATE"), under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor or a Lessor Affiliate; or (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (f) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by Lessee or any of its properties or businesses, or the commencement of any such proceeding against Lessee which is not discharged or vacated within 60 days thereof, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties or businesses, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors, or
(g) Lessee shall default in any payment or performance in respect of any obligations for borrowed money or other financial accommodation having an aggregate principal balance or other liability which, upon acceleration in accordance thereof, shall be in excess of $5,000,000 owing to any parties other than a Lessor Affiliate, and any applicable grace or cure period with respect thereto has expired; or (h) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or (i) if Lessee is a privately held entity, and more than 50% of Lessee's voting capital stock or other equivalent ownership interest, or effective control of such stock or interest in Lessee, issued and outstanding from time to time, is not retained by the holders of such stock or interest on the date of this Lease; or (j) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock such that Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933.

master equipment lease agreement

9. REMEDIES.

      Upon the occurrence of any Event of Default, Lessee shall pay overdue interest on any payment or other amounts past due under the Lease (by reason of acceleration or otherwise), accruing from the due date thereof until paid in full at the rate of 1 1/2% per month or the maximum amount permitted by applicable law, whichever is tower. Upon the occurrence of any Event of Default, Lessor may, at its sole option and in its reasonable discretion, exercise one or more of the following remedies with respect to any or all of the Equipment:(a) cause Lessee to promptly return, at Lessee's expense, any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 18 of this Master Lease, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor's gross negligence or willful misconduct; (b) sell any or all Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its reasonable discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees to reimburse Lessor for all of Lessor's reasonable costs and expenses; (d) by written notice to Lessee, terminate the Lease with respect to any or all Lease Schedules and the Equipment subject thereto, as such notice shall specify, and, with respect to such terminated Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of Lessor's bargain and not as a penalty, an amount equal to the "STIPULATED LOSS VALUE" set forth in the Schedule of Stipulated Loss Values attached to and made a part of the applicable Lease Schedule, calculated as of the next following Rental Payment Date; (e) apply any sale or remarketing proceeds of the Equipment at any time to reduce any Stipulated Loss Value due to Lessor, and (f) exercise any other right or remedy which may be available to Lessor under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs. Except as otherwise specifically provided in this Master Lease requiring Lessor to provide notice of any act or event to Lessee, notice of Lessor's intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any endorser, guarantor, surety or other party liable in any capacity for any of the Lessee's obligations under or in respect of the Lease. No remedy referred to in this Section 9 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

      The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all such other remedies, and all remedies hereunder shall survive termination of this Lease. At any sale of the Equipment pursuant to this Section 9, Lessor may bid for the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by Lessee's receipt of such notice at least seven (7) days prior to such sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, the proceeds of any such disposition shall be applied in the following order: (1) to all of Lessor's reasonable costs, charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment; (2) to the extent not previously paid by Lessee, to pay Lessor for any Stipulated Loss Value then remaining unpaid hereunder; (3) to reimburse Lessee for any Stipulated Loss Value previously paid by Lessee as liquidated damages hereunder; and (4) the balance, if any, shall be retained by Lessor. A termination of a Lease shall occur only upon written notice by Lessor and only with respect to such Equipment as Lessor shall specify in such notice. Termination under this Section 9 shall not affect Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all reasonable costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorney's fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

10. ADDITIONAL SECURITY

      It is the intention of the parties that all Leases shall be transactions which create a lease and not a security interest as defined and described in
Section 1-201(37) of the Uniform Commercial Code. In the

master equipment lease agreement
event that any Lease is deemed to create a security interest in any Equipment, and for so long as any obligations of Lessee shall remain outstanding under any Lease, Lessee hereby grants to Lessor a security interest in all of Lessee's rights in and to Equipment subject to such Lease from time to time, to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of each and every indebtedness, obligation or liability of Lessee, or any affiliated person, firm, or entity controlling, controlled by, or under common control with Lessee, owing to Lessor, whether now existing or hereafter arising, including but not limited to all of such obligations under or in respect of any Lease. The extent to which Lessor shall have a purchase money security interest in any item of Equipment under a Lease that is deemed to create a security interest under Section 1-201(37) of the Uniform Commercial Code shall be determined by reference to the Acquisition Cost of such item financed by Lessor.

11. NOTICES

      Any notices or demands required or permitted to be given under this Lease shall be given in writing and by facsimile transmission or courier service with confirmation of receipt, or by certified mail, return receipt requested, and shall become effective upon such facsimile transmission, or such delivery or receipt by Lessee or Lessor, if to Lessor to the attention of Customer Accounts, or if to Lessee at the address set forth above, or to such other address as the party to receive notice hereafter designates by such written notice to the other.

12. USE; MAINTENANCE; INSPECTION; LOSS AND DAMAGE

      During the Lease Term for each item of Equipment, Lessee shall, unless Lessor shall otherwise consent in writing: (a) permit each item of Equipment to be used only within the continental United States by qualified personnel solely for business purposes and the purpose for which it was designed and shall, at its sole expense, service, repair, overhaul and maintain each item of Equipment in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains other similar equipment in the prudent management of its assets and properties) and in compliance with all applicable laws, ordinances, regulations, and conditions of any insurance policies maintained by Lessee under the Lease, and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor and/or manufacturer thereof; (b) furnish to Lessor such information concerning the condition, location, use and operation of the Equipment as Lessor may reasonably request; (c) permit any person designated by Lessor to visit and inspect any Equipment and any records maintained in connection therewith during normal business hours or otherwise at mutually agreeable times, and without unreasonable interruption of Lessee's business operations, provided, however, that the failure of Lessor to inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder, (d) if any Equipment does not comply with the requirements of this Lease, Lessee shall, within 30 days of written notice from Lessor, faring such Equipment into compliance; (e) not use any Equipment, nor allow the same to be used, for any unlawful purpose, nor in connection with any property or material that would subject the Lessor to any liability under any state or federal statute or regulation pertaining to the production, transport, storage, disposal or discharge of hazardous or toxic waste or materials; and (f) make no additions, alterations, modifications or improvements (collectively, "IMPROVEMENTS") to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "NON-SEVERABLE IMPROVEMENT"), then Lessee warrants that such Non-Severable Improvement shall immediately become Lessor's property upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item of Equipment hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item of Equipment caused by the removal of any Improvement so as to restore such item of Equipment to the same condition that existed prior to its installation and as required by this Lease.

master equipment lease agreement

      As between Lessee and Lessor and its successors and assigns, and without regard to any rights or remedies that Lessee may have against any other parties, Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (i) on which the Equipment is ordered or (ii) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof upon the expiration of the Lease Term. If during the Lease Term all or any portion of an item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item (an "EVENT OF LOSS"), Lessee shall, at Lessee's option: (a) promptly replace such item of Equipment with similar equipment reasonably acceptable to Lessor having an equivalent value, utility and remaining useful life of such item of Equipment, or (b) immediately pay to Lessor an amount equal to the Stipulated Loss Value of such item of Equipment, as of the Rental Payment Date next following such Event of Loss, and Lessor shall thereafter reduce the remaining Rental Payments for the remaining Equipment for the remainder of the Lease Term.

13. INSURANCE

      Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may reasonably approve, during the entire Lease Term and until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof, at Lessee's expense, provided that in no event shall such insurance be less than the following coverages and amounts: (a) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $5,000,000 each occurrence, and Combined Single Limit Bodily Injury and Property Damage, $5,000,000 aggregate, where applicable; and (b) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the greater of the Stipulated Loss Value of the Equipment or (if available) its full replacement value. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right and its insurance carrier's rights of subrogation against Lessor for any and all loss or damage.

All policies of insurance maintained by Lessee in accordance with the terms hereof shall be endorsed or contain a clause requiring the insurer to furnish Lessor with at least 30 days' prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by the Lessee as additional rentals. Lessee further agrees to give Lessor prompt notice of any damage to or loss of, the Equipment, or any part thereof.

Notwithstanding anything contained herein to the contrary, and so long as no Event of Default has occurred and is continuing, Lessor and Lessee agree that Lessee shall have the right to self-insure the Equipment against the risks intended to be covered by the All Risk Physical Damage Insurance policy required pursuant to Section 13(cb) above ("PROPERTY INSURANCE"), provided, however, that upon the occurrence of an Event of Default hereunder, then Lessee agrees, upon receipt of notice from Lessor, to obtain Property Insurance complying with the terms of Section 13(cb) above.

14. LIMITATION OF LIABILITY

      Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

master equipment lease agreement

15. FURTHER ASSURANCES

      Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Lease. Lessee shall provide to Lessor, within 120 days after the close of each of Lessee's fiscal years, and, upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles and, in the case of annual financial statements, audited by independent certified public accountants, and in the case of quarterly financial statements certified by Lessee's treasurer or chief financial officer. Lessee shall execute and deliver to Lessor upon Lessor's request any and all schedules, forms and other reports and information as Lessor may reasonably deem necessary or appropriate to respond to requirements or regulations imposed by any governmental authorities. Lessee shall execute and deliver to Lessor upon Lessor's request such further and additional documents, instruments and assurances as Lessor reasonably deems necessary (a) to acknowledge and confirm, for the benefit of Lessor or any assignee or transferee of any of Lessor's rights, title and interests hereunder (an "ASSIGNEE"), all of the terms and conditions of all or any part of this Lease and Lessor's or Assignee's rights with respect thereto, and Lessee's compliance with all of the terms and provisions hereof, and (b) to preserve, protect and perfect Lessor's or Assignee's right, title or interest hereunder and in any Equipment, including, without limitation, such UCC financing statements or amendments, corporate resolutions, certificates of compliance, notices of assignment or transfers of interests, and restatements and reaffirmations of Lessee's obligations and its representations and warranties with respect thereto as of the dates requested by Lessor from time to time. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and, following the occurrence of an Event of Default, Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record UCC financing statements and other lien recordation documents with respect to the Equipment where Lessee fails or refuses to do so after Lessor's written request, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

16. ASSIGNMENT

      This Lease and any rights of Lessor hereunder shall be assignable by Lessor to an Assignee absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder for the use and possession of the Equipment during the Lease Term for so long as no Event of Default has occurred and is continuing hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the Assignee, and LESSEE AGREES IT SHALL NOT ASSERT ANY DEFENSE, RIGHTS OF SET-OFF OR COUNTERCLAIM AGAINST ANY ASSIGNEE TO WHICH LESSOR SHALL HAVE ASSIGNED ITS RIGHTS AND INTERESTS HEREUNDER, NOR HOLD OR ATTEMPT TO HOLD SUCH ASSIGNEE LIABLE FOR ANY OF LESSOR'S OBLIGATIONS HEREUNDER (LESSOR REMAINING LIABLE TO LESSEE FOR ALL SUCH OBLIGATIONS). LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR.

17. LESSEE'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL

      THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE OF EQUIPMENT FOR THE ENTIRE LEASE TERM PROVIDED IN EACH LEASE, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE LEASE. This Lease is a finance lease pursuant to sections 2A-103(g) and 2A-407 of the Uniform Commercial Code, and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee, and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) any claim by Lessee to any right of set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever, or (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to . the ownership of such Equipment.

18. RETURN OF EQUIPMENT

master equipment lease agreement

      Upon the expiration or earlier termination of the Lease Term with respect to any Equipment, and provided that Lessee has not validly exercised any purchase option with respect thereto, Lessee shall: (a) return the Equipment to a location and in the manner designated by the Lessor within the continental United States, including, as reasonably required by Lessor, securing arrangements for the disassembly and packing for shipment by an authorized representative of the manufacturer of the Equipment, shipment with all parts and pieces on a carrier designated or approved by Lessor, and then reassembly (including, if necessary, repair and overhaul) by such representative at the return location in the condition the Equipment is required to be maintained by the Lease and in such condition as will make the Equipment immediately able to perform all functions for which the Equipment was originally designed (or as upgraded during the Lease Term), and immediately qualified for the manufacturer's (or other authorized servicing representative's) then-available service contract or warranty; (b) cause the Equipment to qualify for all applicable licenses or permits necessary for its operation for its intended purpose and to comply with all specifications and requirements of applicable federal, state and local laws, regulations and ordinances; (c) upon Lessor's request, provide suitable storage, acceptable to Lessor, for the Equipment for a period not to exceed 90 days from the date of return of all Equipment subject to the Lease thereof; (d) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration of the Equipment to prospective purchasers or lessees, and allowing Lessor to conduct a private sale or auction of the Equipment on Lessee's premises. All reasonable costs incurred in connection with any of the foregoing shall be the sole responsibility of the Lessee.

      If Lessee fails to return the Equipment to Lessor in accordance with the terms hereof upon the expiration of the Lease Term, Lessor may elect, in its sole discretion, to continue the Lease Term on a month-to-month basis (the "CONTINUED TERM") on the same terms and conditions of the Lease, provided that
(i) the monthly Rental Payments payable during the Continued Term shall be equal to the highest monthly Rental Payment payable during the Lease Term, (ii) either Lessee or Lessor may thereafter terminate the Continued Term of the Lease upon 90 days prior written notice to the other and return of the Equipment to Lessor in accordance with all of the terms and provisions of the Lease, and (iii) the terms and options provided in any purchase, renewal, rental adjustment or conversion option Riders to the Lease shall not be available to Lessee or otherwise applicable during or at the expiration of the Continued Term.

19. INTENTIONALLY OMITTED

20. MISCELLANEOUS; ENFORCEABILITY AND GOVERNING LAW

This Master Lease will not be binding on Lessor until accepted and executed by Lessor. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

      Any provisions of this Lease that are unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives; (a) any provisions of law which render any provision hereof unenforceable in any respect; (b) all rights and remedies under Rhode Island General Laws Sections 6A-2.1-508 through 522 or corresponding provisions of the Uniform Commercial Code article or division pertaining to personal property leasing in any jurisdiction in which enforcement of this Lease is sought.

      THIS LEASE AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. LESSEE HEREBY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT

master equipment lease agreement

MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE AND LESSOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE.

      THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE LEASE OF THE EQUIPMENT AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES SUPERSEDING ANY AND ALL CONFLICTING TERMS OR PROVISIONS OF ANY PRIOR PROPOSALS, COMMITMENT LETTERS, TERM SHEETS OR OTHER AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES. THIS LEASE MAY NOT BE CONTRADICTED BY EVIDENCE OF (i) ANY PRIOR WRITTEN OR ORAL AGREEMENTS OR UNDERSTANDINGS OR (ii), ANY CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER OF THIS LEASE, AND LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH CONTRADICTORY ORAL OR WRITTEN AGREEMENTS OR UNDERSTANDINGS EXIST AS OF THE DATE OF THIS LEASE. THIS LEASE MAY NOT BE AMENDED, NOR MAY ANY RIGHTS UNDER THE LEASE BE WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY CHARGED WITH SUCH AMENDMENT OR WAIVER.

Executed and delivered by duly authorized representatives of the parties hereto as of the date set forth below.

DATED AS OF: SEPTEMBER 25, 2001

FLEET CAPITAL CORPORATION            NEW JERSEY NATURAL GAS COMPANY

By: /s/ Cheryl A. Valcourt            By: /s/ T. C. Hearne
    ----------------------                ----------------------------

Name: CHERYL A. VALCOURT             Name: T. C. HEARNE

Title: VICE PRESIDENT                Title: S.V.P

                                     Lessee's Taxpayer ID # _____________

master equipment lease agreement

[FLEET CAPITAL CORPORATION LOGO]

                                                   LEASE SCHEDULE NO.35352-00002
                                                           (True Lease Schedule)
One Financial Plaza
Providence, Rhode Island 02903-2448

                                         LESSEE:  NEW JERSEY NATURAL GAS COMPANY
                                         ADDRESS: 1415 WYCOFF ROAD

                                                    WALL, NJ 07719

      1. This Lease Schedule No. 35352-00002 dated as of December 02, 2002 is entered into pursuant to and incorporates by this reference, all of the terms and provisions of that certain Master Equipment Lease Agreement No. 35352 dated as of September 25, 2001 (the "MASTER LEASE"), for the lease of the Equipment described In Schedule A attached hereto. This Lease Schedule shall constitute a separate, distinct and independent lease of the Equipment and the contractual obligation of Lessee. References to the "THE LEASE" or "THIS LEASE" shall mean and refer to this Lease Schedule, together with the Master. Lease and all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with this Lease Schedule, all as the same may be amended or modified.from time to time. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. By its execution and delivery of this Lease Schedule, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Master Lease, as of the date hereof, and further represents and warrants to Lessor that no Event of Default, and no event or condition which with notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof.

      2. ACQUISITION COST. The Acquisition Cost of the Equipment is:
$5,294,141.00.

      3. (a) LEASE TERM. The Lease Term shall commence on the date hereof and shall continue for a period of 132 months after the Lease Term Commencement Date set forth in the Acceptance Certificate to this Lease Schedule, plus any renewal or extended term applicable in accordance with the terms of the Lease.

         (b) RENTAL PAYMENTS. In addition to interim rent that may be applicable pursuant to Section 2 of the Master Lease, Lessee shall pay Lessor 132 consecutive Rental Payments in the amounts set forth in the schedule below, plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and Monthly thereafter for the remaining Lease Term. Each Rental Payment shall be payable on the same day of the month as the Rental Payment Date in each succeeding rental period during the remaining Lease Term (each, a "RENTAL PAYMENT DATE"):

                                       AMOUNT OF EACH
NUMBER OF RENTAL PAYMENTS              RENTAL PAYMENT
-------------------------              --------------
         132                            $  50,180.19

         (c) ADVANCE RENTAL PAYMENT. Lessee agrees to pay Lessor the first 01 and last 00 Rental Payments, due and payable on the Acceptance Date.

true lease schedule

         (d) SECURITY DEPOSIT. Lessee agrees to make a payment in an amount equal to 0% of the Acquisition Cost of the Equipment, due and payable on the Acceptance Date, to be held by Lessor as a non-interest bearing deposit to secure Lessee's performance under the Lease.

      4. EQUIPMENT LOCATION(S). The Equipment will be located at various locations within the State of New Jersey, or at such other location(s) as may be specified in Schedule A-1 hereto. Lessee shall promptly upon request of Lessor provide a written report detailing the location of each unit of Equipment subject to this Lease.

      5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes. Delivery of such certificate shall constitute Lessee's representation and warranty that no such taxes shall become due and payable with respect to the Equipment, and Lessee shall indemnify and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such taxes.

      6. The Rental Payments may change for Equipment accepted after December 12, 2002.

      7. Lessee represents that the applicable recovery period for the Equipment, for purposes of Section 168 of the Internal Revenue Code of 1986, is as set forth in Schedule A hereto.

      8. This Lease Schedule incorporates and includes the terms and provisions of the schedules, riders, amendments or supplements listed below, each dated as of the date hereof (unless otherwise provided below):

         Schedule A-Equipment Description/Listing
         Schedule A-1 - Equipment Locations
         Early Purchase Option Rider
         Purchase Option Rider

Dated as of: December 02, 2002

FLEET CAPITAL CORPORATION               NEW JERSEY NATURAL GAS COMPANY

By:  /s/ Sandra Buonaiuto               By:   /s/ T. C. Hearne
     -------------------------                ------------------------

Name: SANDRA BUONAIUTO                  Name:  T. C. HEARNE

Title: ASSISTANT VICE PRESIDENT         Title: SENIOR VICE PRESIDENT & TREASURER

         (c) ADVANCE RENTAL PAYMENT. Lessee agrees to pay Lessor the first 01 and last 00 Rental Payments, due and payable on the Acceptance Date.

true lease schedule

[FLEET CAPITAL CORPORATION LOGO]

                                                            SCHEDULE A EQUIPMENT

Attached hereto and made part of the following documents: TRUE LEASE SCHEDULE NO. 35352-00002, ACCEPTANCE CERTIFCATE, UCC FINANCING STATEMENT

With: NEW JERSEY NATURAL GAS COMPANY

APPLICABLE RECOVERY PERIOD: 5 YEARS

 QUANTITY     MODEL        DESCRIPTION                        SERIAL #

QUANTITY                        MODEL                          MANUFACTURER
--------                       ------                         -------------
16,570 METERS

        5,483                  AC250 TC                         American
        1,700                400 Class TC                     Schlumberger
        8,772                275 Class TC                   Invensys(Rockwell)
          165                750 Class TC                   Invensys (Rockwell)
           94                3.0 M Class                         Dresser
           49                5.0 M Class                         Dresser
           27                7.0 M Class                         Dresser
           18                11 M Class                          Dresser
           82                15 C Class                          Dresser
           15                16 M Class                          Dresser
          165                750 Class                       Mulcare Engineering


          WITH ALL STANDARD AND ACCESSORY EQUIPMENT

FLEET CAPITAL CORPORATION                NEW JERSEY NATURAL GAS COMPANY

By: /s/ Sandra Buonaiuto                 By: /s/ T. C. Hearne
    ---------------------------------        --------------------------

Name: SANDRA BUONAIUTO                   Name: T. C. Hearne

Title: ASSISTANT VICE PRESIDENT          Title: SVP + TREASURER

[FLEET CAPITAL CORPORATION LOGO]
                                                SCHEDULE A-1 EQUIPMENT LOCATION

Attached hereto and made part of the following documents: TRUE LEASE SCHEDULE NO 35352-00002, ACCEPTANCE CERTIFICATE

With: NEW JERSEY NATURAL GAS COMPANY

LOCATION#               EQUIPMENT IS CURRENTLY LOCATED AT:

                        Various locations throughout New Jersey

FLEET CAPITAL CORPORATION               NEW JERSEY NATURAL GAS COMPANY

By: /s/ Sandra Buonaiuto                By: /s/ T. C. Hearne
    --------------------------              ----------------------------

Name: SANDRA BUONAIUTO                  Name: T. C. HEARNE

Title: ASSISTANT VICE PRESIDENT         Title: SVP + TREASURER

[FLEET CAPITAL CORPORATION LOGO]

                                                           PURCHASE OPTION RIDER

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Purchase Option Rider (this "RIDER"), is attached to and made a part of that certain Lease Schedule No. 35352-00002, dated as of DECEMBER 02, 2002 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      1.Purchase Option. If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) shall have occurred and be continuing, and the Lease shall not have been earlier terminated, Lessee shall have the option to purchase (the "PURCHASE OPTION") all, but not less than all, of the Equipment at the expiration of the Lease Term for an amount, payable in immediately available funds on the last day of the Lease Term, equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price (hereinafter defined).

      Provided that Lessor shall have received all amounts payable hereunder on the last day of the Lease Term, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the last day of the Lease Term, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor. If Lessee intends to exercise the Purchase Option, Lessee shall give irrevocable written notice to Lessor (the "OPTION NOTICE") not more than 240 days, nor less than 180 days, prior to the expiration of the Lease Term. If Lessee fails to give such written notice to Lessor, it shall be conclusively presumed that Lessee has elected not to exercise the Purchase Option.

      If, for any reason, Lessee does not exercise the Purchase Option, Lessee shall, on the last day of the Lease Term, return all of the Equipment to Lessor pursuant to and in the condition required by the terms of the Lease and pay to Lessor a return fee equal to 7.0 % of the Acquisition Cost of the Equipment.

      2.Purchase Option Price. If Lessee has elected to exercise the Purchase Option, then the "PURCHASE OPTION PRICE" shall be the Fair Market Value (hereinafter defined) of the Equipment, provided, however, that the Purchase Option Price shall not be less than 13.08% of the Acquisition Cost of the Equipment. As soon as practicable following Lessor's receipt of the Option Notice, Lessor and Lessee shall agree on the Fair Market Value of the Equipment as of the end of the Lease Term. "FAIR MARKET VALUE" of the Equipment shall be the amount determined on the basis of, and equal in value to, the amount which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a buyer-user currently in possession or a used equipment or scrap dealer) and an informed and willing seller, under no compulsion to buy or sell, provided, however, that in such determination (i) costs of removal from the location of current use shall not be a deduction from such value, (ii) it shall be assumed (whether or not the same be true) that the Equipment has been maintained and would have been returned to Lessor in compliance with the requirements of the Lease, and (iii) if any item of Equipment has been attached to or installed on or in any other property leased or owned by Lessee, then the fair market value of such item of Equipment shall be determined on an installed basis, in place and in use.

      If Lessor and Lessee fail to agree upon Fair Market Value on or before one hundred sixty (160) days prior to the expiration of the Lease Term, then such value shall be determined by the Appraisal Procedure (as set forth in Section 3 below), at Lessee's sole cost and expense.


Purchase Option Rider/Fmv w/Floor W/Ret

      3. Appraisal Procedure. On the earlier of 160 days prior to the end of the Lease Term or the date on which either party hereto shall have given written notice to the other requesting determination of the Fair Market Value of the Equipment by this Appraisal Procedure (the "APPRAISAL NOTICE"), the parties shall consult for the purpose of appointing a qualified American Society of Appraisers ("ASA") certified appraiser by mutual agreement. If no such appraiser is so appointed within ten (10) business days after the Appraisal Notice is given, each party shall appoint a certified ASA appraiser and the two appraisers shall attempt to jointly agree on the Fair Market Value of the Equipment. If the two appraisers cannot so agree, then the two appraisers so appointed shall appoint a third certified ASA appraiser. If the two appraisers have been unable to agree on the Fair Market Value and on a third appraiser within thirty (30) days after the date of their appointment, Lessor may apply to the ASA or the American Arbitration Association to make such appointment, and both parties shall be bound by any such appointment. Any appraiser or appraisers appointed pursuant to this Appraisal Procedure shall be bound to determine the Fair Market Value of the Equipment within thirty (30) days after the appointment of the final appraiser to be employed pursuant to this Appraisal Procedure. If the parties shall have appointed a single appraiser, his or her determination of value shall be final, binding and conclusive on the parties. If the parties have appointed two appraisers, then their jointly agreed determination of value shall be final, binding and conclusive on the parties. If three appraisers shall be appointed, the values determined by the three appraisers shall be averaged, the appraisal having a value furthest from the average shall be discarded and the remaining two appraised values shall be averaged, and the average of the remaining two appraised values shall be final, binding and conclusive on the parties.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: DECEMBER 02, 2002

FLEET CAPITAL CORPORATION               NEW JERSEY NATURAL GAS COMPANY

By: /s/ Sandra Buonaiuto                By: /s/ T. C. Hearne
    --------------------                    ---------------------

Name: SANDRA BUONAIUTO                  Name: T. C. HEARNE

Title: ASSISTANT VICE PRESIDENT         Title: SVP + TREASURER

Purchase Option Rider/Fmv w/Floor W/Ret

[FLEET CAPITAL CORPORATION LOGO]

                                                                AGENCY AGREEMENT

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Agency Agreement (this "AGREEMENT") is attached to and made a part of that certain Master Equipment Lease No. 35352 dated as of September 25, 2001 (the "MASTER LEASE") by and between the undersigned Lessor and Lessee. The Master Lease and all Lease Schedules, Acceptance Certificates, exhibits, riders, amendments and addenda thereto are collectively referred to as the "LEASE". All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. Except as may be otherwise provided herein, all of the terms and provisions of the Master Lease shall remain in full force and effect, are applicable to the subject matter of this Agreement, and are hereby ratified and affirmed. To the extent that the provisions of this Agreement conflict with any provisions contained in the Master Lease, the provisions of this Agreement shall control.

      Lessee has requested that Lessor purchase and lease to Lessee from time to time certain equipment selected by Lessee and described on EXHIBIT A attached hereto (the "EQUIPMENT"). In order to facilitate the purchase, delivery, acceptance and lease of Equipment under the Lease from vendors and suppliers identified on Exhibit A hereto (each, a "VENDOR") in the ordinary course of business, Lessor is willing to appoint Lessee as its agent and attorney for the sole and limited purpose of selecting and paying for certain items of the Equipment on behalf of Lessor under the terms and conditions set forth herein and in the Master Lease, and Lessee is willing to accept such appointment. In consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Appointment of Agent; Reimbursement. Lessor hereby appoints Lessee as Lessor's purchasing agent and grants Lessee a limited power of attorney for the sole and limited purpose of purchasing, arranging for the shipment and delivery of, and paying for items of Equipment on behalf of Lessor in accordance with the terms hereof. The agency and power of attorney granted in this Agreement may be revoked by Lessor at any time and, in all events, shall expire on December 30, 2002 (the "EXPIRATION DATE") or upon any default hereunder or under the Master Lease. Upon receipt of Lessee's written request for reimbursement hereunder and satisfaction of all of the terms and conditions of this Agreement on or before the Expiration Date, Lessor shall reimburse Lessee for the net purchase price of the Equipment (the "Acquisition Cost") purchased on behalf of Lessor in accordance with the terms of this Agreement. If any Invoice (defined below) is not reimbursed on or before the Expiration Date for any reason whatsoever, Lessor shall promptly assign to Lessee, on an "AS-IS," "WHERE-IS" BASIS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, all of Lessor's right, title and interest, if any, in and to such Invoice and the item(s) of Equipment subject thereto, whereupon Lessee shall be solely responsible for the purchase and acquisition of such item(s) of Equipment from the Vendor thereof, and Lessor shall have no obligation whatsoever to Lessee, Vendor or any other party or entity with respect to such Invoice or Equipment.

      2. Representations and Warranties; Conditions Precedent. Lessee hereby represents and warrants that, on or before the date hereof, none of the Equipment has been shipped, delivered or invoiced to Lessee, and all Vendors have been notified of the limited agency created hereby and have received and acknowledged notice and instruction letters in the form attached hereto as EXHIBIT B. Lessee's requests for reimbursement from Lessor and Lessor's reimbursement of Lessee for the Acquisition Cost of any Equipment shall be subject to the prior fulfillment of all of the following conditions precedent:

      a. Invoices. All purchases of Equipment shall be made pursuant to bona fide invoices, bills of sale, purchase orders or other purchase and shipping documents and agreements acceptable in all respects to Lessor, (an "INVOICE"). Each Invoice shall describe with specificity the items of Equipment covered thereby together with the Acquisition Cost thereof (each of which items of Equipment shall conform to the description and shall not exceed the maximum Acquisition Cost therefor set forth in Exhibit A hereto), and shall clearly provide that the Equipment covered thereby is sold to Lessor. In the alternative, if any Invoice shows Lessee as purchaser, such Invoice shall be deemed assigned by Lessee to Lessor immediately upon its issuance, and in all events prior to delivery of the Equipment to Lessee, such that title to any item of Equipment set forth in any Invoice shall be deemed to pass directly from the Vendor thereof to Lessor whether or not Lessee's status as agent and attorney for Lessor is then known to such Vendor. All Invoices shall be delivered to Lessor legended "APPROVED FOR PAYMENT BY LESSEE" and signed by an authorized representative of Lessee. Lessor shall have the right, in its sole discretion, reasonably exercised, to approve or reject any Invoice if the Equipment fails to comply with any of the terms and conditions of this Agreement or the Lease, or if there shall have occurred a material adverse change in the business or financial condition of the Lease.

Agency Agreement

      b. Proof of Payment. Lessee shall furnish proof of payment of all Invoices by Lessee, which shall be satisfactory in all respects to Lessor in its sole discretion, reasonably exercised. Lessor may require, among other things, that all Invoices be stamped "PAID" by Vendor, and that complete copies of all canceled checks paid to Vendor for the amount set forth on such Invoice be provided to Lessor.

      c. Documentation; Delivery; No Default. Lessor shall have received all documentation required by Lessor in respect of the Master Lease in connection with the lease of any Equipment for which payment reimbursement is sought, in form and substance satisfactory to Lessor in its sole discretion, reasonably exercised, including, but not limited to, completed and properly executed Lease Schedules, Acceptance Certificates, Secretary Certificates, Landlord/Mortgagee Waivers, Disclaimers of Interest and/or Intercreditor Agreements from other creditors, legal opinions and UCC financing statements. At the time that a request for reimbursement hereunder is made: (i) the Equipment subject to such request shall have been delivered to Lessee and absolutely and unconditionally accepted by Lessee for all purposes under the Lease; (ii) there shall exist no Event of Default, nor any event or condition which, with the passage of time or the giving of notice, or both, would become such an Event of Default under the Master Lease; (iii) all conditions to funding by Lessor set forth in any proposal, commitment or other agreement relating to the Equipment have been met to Lessor's satisfaction; and (iv) there shall have been no material adverse change in the financial condition of Lessee since the date of this Agreement as determined by Lessor in its sole discretion.

      d. Maximum Acquisition Cost. The total Acquisition Cost of all Equipment for which reimbursement is requested hereunder shall not exceed 6,000,000.

      e. Minimum Acquisition Cost Per Request. The total Acquisition Cost of all Equipment for which reimbursement is requested hereunder and which is subject to any one Lease Schedule and Acceptance Certificate shall be not less than $2,000,000.

      f. Maximum Requests; Expiration Date. Lessee shall not make more than 3 requests for reimbursement hereunder, and no Acceptance Date shall be later than the Expiration Date.

      3. Indemnification. In addition to and without limiting the indemnities provided in the Master Lease (including, but limited to, the indemnities provided in sections 6 and 7 thereof), Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any loss of money or other personal property by reason of any fraud, forgery, embezzlement, or other willful act of Lessee or its employees, while performing the duties enumerated in this Agreement; (b) all claims, damages, judgments, reasonable costs and reasonable attorney's fees arising out of (i) any negligence of Lessee or its employees, (ii) any injury to persons (including Lessee and any of Lessee's employees) caused by Lessee in the course of purchasing, arranging for the shipment and delivery of, and paying for items of Equipment contemplated hereby, (iii) any breach of any obligations on Lessee's part to perform or discharge any of the terms contained in this Agreement, or
(iv) any failure by Lessee or Lessor to pay the purchase price of any item of Equipment; (c) any obligation or liability to any Vendor or any other manufacturer or supplier of the Equipment arising under or in respect of any Invoices issued in connection with the Equipment; and (d) all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the lease thereof.

      4. Other Provisions. This Agreement shall not be deemed to create any agency or power except for the sole and limited purpose expressly stated herein, and in no event shall this Agreement be deemed to create a joint venture, partnership or other enterprise between Lessor and Lessee. This Agreement may be terminated by either party by sending written notice of termination to the other. Termination shall not affect the rights or obligations of either party under this Agreement arising or accruing prior to termination.

      5. Security Interest. Lessee hereby grants to Lessor, to secure the payment and performance in full of all of Lessee's obligations under the Lease, a security interest in all Equipment acquired or to be acquired pursuant to this Agreement in which Lessee may now or hereafter have rights, and all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all of the foregoing, including goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations relating to the Equipment (the "Collateral"). If the Equipments to be subject to a Lease Schedule designated as a True Lease Schedule," the foregoing grant of a security interest is made on a precautionary basis and shall not of itself be a factor in determining whether the Collateral secures an obligation or whether the Lease creates a security interest. Lessee hereby irrevocably authorizes Lessor to file and record UCC financing statements, amendments thereto and other lien recordation documents with respect to the Equipment, ratifies such authorization with respect to any UCC financing statements or amendments thereto prior to the date of any Lease, and agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

      THIS AGREEMENT AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW, THE PARTIES HERETO CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND

Agency Agreement

THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT THEY MAY HAVE TO THE VENUE OF SUCH COURTS. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

Dated as of: January 1, 2002

FLEET CAPITAL CORPORATION            NEW JERSEY NATURAL GAS COMPANY

 By:   Sandra Buonaiuto              By:    T. C. Hearne
       -------------------------            -------------------------
Name:  SANDRA BUONAIUTO              Name:  T. C. HEARNE
Title: ASSISTANT VICE PRESIDENT      Title: SVP + TREASURER

Agency Agreement

               EXHIBIT A TO AGENCY AGREEMENT EQUIPMENT DESCRIPTION

VENDOR NAME AND      EQUIPMENT      MAXIMUM ACQUISITION
  ADDRESS           DESCRIPTION          COST
---------------     -----------     -------------------
   VARIOUS          GAS METERS           $6,000,000

Agency Agreement

[FLEET CAPITAL CORPORATION LOGO]

                                                  LEASE SCHEDULE NO. 35352-00003
                                                           (True Lease Schedule)

One Financial Plaza
Providence, Rhode Island 02903-2448

                              LESSEE: NEW JERSEY NATURAL GAS COMPANY
                              ADDRESS: 1415 WYCOFF ROAD

                                      WALL, NJ 07719

      1. This Lease Schedule No. 35352-00003 dated as of December 15, 2003 is entered into pursuant to and incorporates by this reference, all of the terms and provisions of that certain Master Equipment Lease Agreement No. 35352 dated as of September 25, 2001 (the "Master Lease"), for the lease of the Equipment described in Schedule A attached hereto. This Lease Schedule shall constitute a separate, distinct and independent lease of the Equipment and the contractual obligation of Lessee. References to the "the Lease" or "this Lease" shall mean and refer to this Lease Schedule, together with the Master Lease and all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with this Lease Schedule, all as the same may be amended or modified from time to time. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. By its execution and delivery of this Lease Schedule, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Master Lease, as of the date hereof, and further represents and warrants to Lessor that no Event of Default, and no event or condition which with notice or the passage of time or both would constitute an Event of Default, has occurred and Is continuing as of the date hereof.

      2. ACQUISITION COST. The Acquisition Cost of the Equipment is:
$3,941,462.00.

      3. (a) LEASE TERM. The Lease Term shall commence on the date hereof and shall continue for a period of 132 months after the Lease Term Commencement Date set forth in the Acceptance Certificate to this Lease Schedule, plus any renewal or extended term applicable in accordance with the terms of the Lease.

         (b) RENTAL PAYMENTS. In addition to interim rent that may be applicable pursuant to Section 2 of the Master Lease, Lessee shall pay Lessor 132 consecutive Rental Payments in the amounts set forth in the schedule below, plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and Monthly thereafter for the remaining Lease Term. Each Rental Payment shall be payable on the same day of the month as the Rental Payment Date In each succeeding rental period during the remaining Lease Term (each, a "Rental Payment Date"):

                                                           Amount of Each
Number of Rental Payments                                  Rental Payment
-------------------------                                  --------------
       132                                                   $37,174.69

         (c) ADVANCE RENTAL PAYMENT. Lessee agrees to pay Lessor the first 01 and last 00 Rental Payments, due and payable on the Acceptance Date.

true lease schedule

                                                                          [SEAL]

      (d) SECURITY DEPOSIT. Lessee agrees to make a payment in an amount equal to 0% of the Acquisition Cost of the Equipment, due and payable on the Acceptance Date, to be held by Lessor as a non-interest bearing deposit to secure Lessee's performance under the Lease.

      4. EQUIPMENT LOCATION(S). The Equipment will be located at various locations within the State of New Jersey, or at such other location(s) as may be specified in Schedule A hereto. Lessee shall promptly upon request of Lessor provide a written report detailing the location of each unit of Equipment subject to this Lease.

      5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes. Delivery of such certificate shall constitute Lessee's representation and warranty that no such taxes shall become due and payable with respect to the Equipment, and Lessee shall indemnify and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such taxes.

      6. The Rental Payments may change for Equipment accepted after December 15,2003.

      7. Lessee represents that the applicable recovery period for the Equipment, for purposes of Section 168 of the Internal Revenue Code of 1986, is as set forth in Schedule A hereto.

      8. This Lease Schedule incorporates and includes the terms and provisions of the schedules, riders, amendments or supplements listed below, each dated as of the date hereof (unless otherwise provided below):

      Schedule A - Equipment Description/Listing
      Early Purchase Option Rider
      Purchase Option Rider

Dated as of: December 15, 2003

FLEET CAPITAL CORPORATION             NEW JERSEY NATURAL GAS COMPANY

By:/s/ Sandra Buonaiuto              By:/s/ Timothy C. Hearne
   ----------------------               ----------------------------------------
Name:  SANDRA BUONAIUTO               Name: Timothy C. Hearne
Title: VICE PRESIDENT                 Title: Sr. Vice President & Treasurer

                        This is counterpart No. 1 of a total of 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purpose of the Uniform Commercial Code and a security Interest may be perfected only by possession of counterpart No. 1 true lease schedule

                                                                          [SEAL]

[FLEET CAPITAL CORPORATION LOGO]

                                                            SCHEDULE A EQUIPMENT

Attached hereto and made part of the following documents: TRUE LEASE SCHEDULE NO. 35352-00003, ACCEPTANCE CERTIFCATE, AND UCC FINANCING STATEMENT

With: NEW JERSEY NATURAL GAS COMPANY

APPLICABLE RECOVERY PERIOD: 5 YEARS

QUANTITY               MODEL      DESCRIPTION                SERIAL#

QUANTITY                            MODEL                                 MANUFACTURER
---------------          -----------------------------------              ------------
                         EQUIPMENT IS CURRENTLY LOCATED AT:
                         1415 Wycoff Road Wall, NJ
                         07719
                         GAS METERS:
7,798                    5B TC                                            AMERICAN
1,097                    AC250 TC                                         AMERICAN
340                      400 CLASS TC                                     SCHLUMBERGER
944                      400 CLASS TC                                     ACTARIS GAS
9,524                    275 CLASS TC                                     INVENSYS (ROCKWELL)
33                       750 CLASS TC                                     INVENSYS (ROCKWELL)
85                       3.0 M CLASS                                      DRESSER
44                       5.0 M CLASS                                      DRESSER
27                       7.0 M CLASS                                      DRESSER
16                       11 M CLASS                                       DRESSER
16                       15 C CLASS                                       DRESSER
3                        16 M CLASS                                       DRESSER
91                       11 M CLASS                                       MULCARE ENGINEERING

            WITH ALL STANDARD AND ACCESSORY EQUIPMENT

                        This is counterpart No. 1 of a total of 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of counterpart No. 1

 FLEET CAPITAL CORPORATION                 NEW JERSEY NATURAL GAS COMPANY

 By:/s/ Sandra Buonaiuto                   By:/s/ Timothy C. Hearne
    ----------------------                    ---------------------------------
 Name:   SANDRA BUONAIUTO                  Name: Timothy C. Hearne
 Title:  VICE PRESIDENT                    Title: Sr. Vice President & Treasurer


                                                                          [SEAL]

[FLEET CAPITAL CORPORATION LOGO]

                        This is counterpart No. 1 of a 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purposes cf the Uniform Commercial Code and a security interest may be perfected only by possession of counterpart No. 1


                                                           PURCHASE OPTION RIDER

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Purchase. Option Rider (this "RIDER") supercedes and replaces in it's entirety that certain Purchase Option Rider dated December 02,2002 and is attached to and made a part of that certain Lease Schedule No. 35352-00003, dated as of December 15, 2003 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      1. Purchase Option. If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) shall have occurred and be continuing, and the Lease shall not have been earlier terminated, Lessee shall have the option to purchase (the "PURCHASE OPTION") all, but not less than all, of the Equipment at the expiration of the Lease Term for an amount, payable in immediately available funds on the last day of the Lease Term, equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price (hereinafter defined).

      Provided that Lessor shall have received all amounts payable hereunder on the last day of the Lease Term, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the last day of the Lease Term, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor. If Lessee intends to exercise the Purchase Option, Lessee shall give irrevocable written notice to Lessor (the "OPTION NOTICE") not more than 240 days, nor less than 180 days, prior to the expiration of the Lease Term. If Lessee fails to give such written notice to Lessor, it shall be conclusively presumed that Lessee has elected not to exercise the Purchase Option.

      2. Purchase Option Price. If Lessee has elected to exercise the Purchase Option, then the "PURCHASE OPTION PRICE" shall be the Fair Market Value (hereinafter defined) of the Equipment. As soon as practicable following Lessor's receipt of the Option Notice, Lessor and Lessee shall agree on the Fair Market Value of the Equipment as of the end of the Lease Term. "FAIR MARKET VALUE" of the Equipment shall be the amount determined on the basis of, and equal in value to, the amount which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a buyer-user currently in possession or a used equipment or scrap dealer) and an informed and willing seller, under no compulsion to buy or sell, provided, however, that in such determination (i) costs of removal from the location of current use shall not be a deduction from such value, (ii) it shall be assumed (whether or not the same be true) that the Equipment has been maintained and would have been returned to Lessor in compliance with the requirements of the Lease, and (iii) if any item of Equipment has been attached to or installed on or in any other property leased or owned by Lessee, then the fair market value of such item of Equipment shall be determined on an installed basis, in place and in use.

      If Lessor and Lessee fail to agree upon Fair Market Value on or before one hundred sixty (160) days prior to the expiration of the Lease Term, then such value shall be determined by the Appraisal Procedure (as set forth in Section 3 below), at Lessee's sole cost and expense.

      3. Appraisal Procedure. On the earlier of 160 days prior to the end of the Lease Term or the date on which either party hereto shall have given written notice to the other requesting determination of the Fair Market Value of the Equipment by this Appraisal Procedure (the "APPRAISAL NOTICE"), the parties shall consult for the purpose of appointing a qualified American Society of Appraisers ("ASA") certified appraiser by mutual agreement. If no such appraiser is so appointed within ten (10) business days after the Appraisal Notice is given, each party shall appoint a certified ASA appraiser and the two appraisers shall attempt to jointly agree on the Fair Market Value of the Equipment. If the two appraisers cannot so agree, then the two appraisers so appointed shall appoint a third certified ASA appraiser. If the two appraisers have been

                                                                          [SEAL]

Purchase Option Rider/FMV
unable to agree on the Fair Market Value and on a third appraiser within thirty
(30) days after the date of their appointment, Lessor may apply to the ASA or the American Arbitration Association to make such appointment, and both parties shall be bound by any such appointment. Any appraiser or appraisers appointed pursuant to this Appraisal Procedure shall be bound to determine the Fair Market Value of the Equipment within thirty (30) days after the appointment of the final appraiser to be employed pursuant to this Appraisal Procedure. If the parties shall have appointed a single appraiser, his or her determination of value shall be final, binding and conclusive on the parties. If the parties have appointed two appraisers, then their jointly agreed determination of value shall be final, binding and conclusive on the parties. If three appraisers shall be appointed, the values determined by the three appraisers shall be averaged, the appraisal having a value furthest from the average shall be discarded and the remaining two appraised values shall be averaged, and the average of the remaining two appraised values shall be final, binding and conclusive on the parties.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: December 15, 2003

FLEET CAPITAL CORPORATION                  NEW JERSEY NATURAL GAS COMPANY

By:/s/ Sandra Buonaiuto                    By:/s/ Timothy C. Hearne
   -------------------                        ----------------------------------
Name: SANDRA BUONAIUTO                     Name: Timothy C. Hearne
Title: VICE PRESIDENT                      Title: Sr. Vice President & Treasurer

                        This is counterpart No. 1 of a total of 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of counterpart No. 1

                                                                          [SEAL]

Purchase Option Rider/FMV

[FLEET CAPITAL CORPORATION LOGO]

                                                     EARLY PURCHASE OPTION RIDER
                                                                 (single option)

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Early Purchase Option Rider (this "RIDER") is attached to and made a part of that certain Lease Schedule No. 35352-00003, dated as of December 15, 2003 (the "LEASE SCHEDULE"), by and between the undersigned parties.

            So long as no Event of Default has occurred and is continuing under the Lease, and upon at least 90 days prior written notice to Lessor, Lessee shall have the right to terminate the Lease Term for all but not less than all of the Equipment on the Rental Payment Date for Rental Payment Number 117 (the "TERMINATION DATE"). Lessee shall pay to Lessor on the Termination Date an amount equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) 19.09% of the Acquisition Cost of the Equipment

      Provided that Lessor shall have received all amounts payable hereunder on the Termination Date, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the Termination Date, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor.

      In the event Lessee shall not pay all amounts due hereunder on the Termination Date, then the Lease Term for the Equipment shall continue in full force and effect, and this Rider shall be null and void and of no further force and effect.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: December 15, 2003

FLEET CAPITAL CORPORATION                  NEW JERSEY NATURAL GAS COMPANY

By:/s/ Sandra Buonaiuto                    By:/s/ Timothy C. Hearne
   -----------------------                    ----------------------------------
Name: SANDRA BUONAIUTO                     Name: Timothy C. Hearne
Title: VICE PRESIDENT                      Title: Sr. Vice President & Treasurer

                        This is counterpart No. 1 of a total of 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of counterpart No. 1

                                                                          [SEAL]

Early Purchase Option Rider (Single Option)

[FLEET CAPITAL CORPORATION LOGO]

                                                   LEASE SCHEDULE NO.35352-00004
                                                           (True Lease Schedule)
One Financial Plaza
Providence, Rhode Island 02903-2448

                                               Lessee: NEW JERSEY NATURAL GAS
                                               COMPANY Address: 1415 WYCOFF ROAD
                                                       WALL, NJ 07719

      1. This Lease Schedule No. 35352-00004 dated as of December 1 , 2004 is entered into pursuant to and incorporates by this reference, all of the terms and provisions of that certain Master Equipment Lease Agreement No. 35352 dated as of September 25, 2001 (the "MASTER LEASE"), for the lease of the Equipment described in Schedule A attached hereto. This Lease Schedule shall constitute a separate, distinct and independent lease of the Equipment and the contractual obligation of Lessee. References to the "the Lease" or "this Lease" shall mean and refer to this Lease Schedule, together with the Master Lease and all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with this Lease Schedule, all as the same may be amended or modified from time to time. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. By its execution and delivery of this Lease Schedule, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Master Lease, as of the date hereof, and further represents and warrants to Lessor that no Event of Default, and no event or condition which with notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof.

      2. ACQUISITION COST. The Acquisition Cost of the Equipment is:$4,903,765.00.

      3. (a) LEASE TERM. The Lease Term shall commence on the date hereof and shall continue for a period of 132 months after the Lease Term Commencement Date set forth in the Acceptance Certificate to this Lease Schedule, plus any renewal or extended term applicable in accordance with the terms of the Lease.

         (b) RENTAL PAYMENTS. In addition to interim rent that may be applicable pursuant to Section 2 of the Master Lease, Lessee shall pay Lessor 132 consecutive Rental Payments in the amounts set forth in the schedule below, plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and Monthly thereafter for the remaining Lease Term. Each Rental Payment shall be payable on the same day of the month as the Rental Payment Date in each succeeding rental period during the remaining Lease Term (each, a "Rental Payment Date"):

                                                           AMOUNT OF EACH
NUMBER OF RENTAL PAYMENTS                                  RENTAL PAYMENT
-------------------------                                  --------------
       132                                                   $47,008.32

         (c) ADVANCE RENTAL PAYMENT. Lessee agrees to pay Lessor the first 01 and last 00 Rental Payments, due and payable on the Acceptance Date.

         (d) SECURITY DEPOSIT. Lessee agrees to make a payment in an amount equal to 0% of the Acquisition Cost of the Equipment, due and payable on the Acceptance Date, to be held by Lessor as a non-interest bearing deposit to secure Lessee's performance under the Lease.

      4. EQUIPMENT LOCATION(S). The Equipment will be located at various locations within the State of New Jersey, or at such other location(s) as may be specified in Schedule A hereto. Lessee shall promptly upon request of Lessor provide a written report detailing the location of each unit of Equipment subject to this Lease.

      5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes. Delivery of such certificate shall constitute Lessee's representation and warranty that no true lease schedule/customized

                                                                       [INITIAL]
such taxes shall become due and payable with respect to the Equipment, and Lessee shall indemnify and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such taxes.

      6. The Rental Payments may change for Equipment accepted after December 29, 2004.

      7. Lessee represents that the applicable recovery period for the Equipment, for purposes of Section 168 of the Internal Revenue Code of 1986, is as set forth in Schedule A hereto.

      8. This Lease Schedule incorporates and includes the terms and provisions of the schedules, riders, amendments or supplements listed below, each dated as of the date hereof (unless otherwise provided below):

         Schedule A - Equipment Description/Listing
         Early Purchase Option Rider
         Purchase Option Rider

      9. TAX INDEMNIFICATION MATTERS.

      (a) APPLICABLE RECOVERY PERIOD. Pursuant to Section 7 of the Master Lease, Lessee represents that the applicable recovery period for the Equipment, for purposes of Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), is as set forth in Schedule A hereto.

      (b) SPECIAL TAX BENEFIT INDEMNIFICATION. In addition to the agreements, representations and warranties of Lessee set forth in Section 7 of the Master Lease, Lessee represents and warrants that the Equipment constitutes "qualified property" eligible for the additional depreciation deduction allowance described in Section 168(k) of the Internal Revenue Code of 1986, as amended, and Lessee acknowledges that Lessor has assumed such eligibility in reliance upon the foregoing representation and warranty of Lessee. The definition of "Tax Benefits" set forth in Section 7 of the Master Lease is hereby amended to include such allowance, and any loss, disallowance, recapture or delay in claiming of such allowance shall constitute a Tax Loss" as defined therein.

Dated as of: December 1, 2004

FLEET CAPITAL CORPORATION            NEW JERSEY NATURAL GAS COMPANY

By:/s/ Patricia Smith-Disu           By:/s/ Timothy C. Hearne
   ----------------------               ----------------------------------------
Name: Patricia Smith-Disu            Name: Timothy C. Hearne
Title: Vice President                Title: Sr. Vice President & Treasurer

true lease schedule/customized

                                                                       [INITIAL]

[FLEET CAPITAL CORPORATION LOGO]

                                                            SCHEDULE A EQUIPMENT

Attached hereto and made part of the following documents: True Lease Schedule No. 35352-00004, Acceptance Certificate, and UCC Financing Statement

With: NEW JERSEY NATURAL GAS COMPANY

APPLICABLE RECOVERY PERIOD: 5 YEARS

    QUANTITY                           MODEL                      MANUFACTURER
--------------            ----------------------------------    ------------------
                          EQUIPMENT IS CURRENTLY LOCATED AT:
                          1415 Wycoff Road Wall, NJ 07719
                          GAS METERS:
13,184                    AC250 TC                              American
1,905                     400 Class TC                          Actaris Gas Inc.
710                       275 Class TC                          Invensys (Rockwell)
300                       750 Class TC                          Invensys (Rockwell)
34                        3 M Class TC                          Invensys (Rockwell)
4                         7.0 M Class                           Dresser
8                         11 M Class                            Dresser
23                        15 C Class                            Dresser
15                        11 M Class                            IMAC

                    WITH ALL STANDARD AND ACCESSORY EQUIPMENT

 FLEET CAPITAL CORPORATION           NEW JERSEY NATURAL GAS COMPANY

 By:/s/ Partricia Smith-Disu         By:/s/ Timothy C. Hearne
    -----------------------             ----------------------------------------
 Name:  PARTRICIA SMITH-DISU         Name:  Timothy C. Hearne
 Title: VICE PRESIDENT               Title: Sr. Vice President & Treasurer

                                                                       [INITIAL]

[FLEET CAPITAL CORPORATION LOGO]

                                                     EARLY PURCHASE OPTION RIDER
                                                                 (single option)
One Financial Plaza
Providence, Rhode Island 02903-2448

      This Early Purchase Option Rider (this "RIDER") is attached to and made a part of that certain Lease Schedule No. 35352-00004, dated as of December 1, 2004 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      So long as no Event of Default has occurred and is continuing under the Lease, and upon at least 90 days prior written notice to Lessor, Lessee shall have the right to terminate the Lease Term for all but not less than all of the Equipment on the Rental Payment Date for Rental Payment Number 117 (the "TERMINATION DATE"). Lessee shall pay to Lessor on the Termination Date an amount equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) 19.49490% of the Acquisition Cost of the Equipment.

      Provided that Lessor shall have received all amounts payable hereunder on the Termination Date, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the Termination Date, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor.

      In the event Lessee shall not pay all amounts due hereunder on the Termination Date, then the Lease Term for the Equipment shall continue in full force and effect, and this Rider shall be null and void and of no further force and effect.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: December 1, 2004

FLEET CAPITAL CORPORATION            NEW JERSEY NATURAL GAS COMPANY

By:/s/ Patricia Smith-Disu           By:/s/ Timothy C. Hearne
   -----------------------              ----------------------------------------
Name:  PATRICIA SMITH-DISU           Name:  Timothy C. Hearne
Title: VICE PRESIDENT                Title: Sr. Vice President & Treasurer

Early Purchase Option Rider(Single Option)

                                                                       [INITIAL]

[FLEET CAPITAL CORPORATION LOGO]

                                                           PURCHASE OPTION RIDER

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Purchase Option Rider (this "RIDER") supercedes and replaces in it's entirety that certain Purchase Option Rider dated December 02, 2002 and is attached to and made a part of that certain Lease Schedule No. 35352-00004, dated as of December 1, 2004 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      1. Purchase Option. If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) shall have occurred and be continuing, and the Lease shall not have been earlier terminated, Lessee shall have the option to purchase (the "PURCHASE OPTION") all, but not less than all, of the Equipment at the expiration of the Lease Term for an amount, payable in immediately available funds on the last day of the Lease Term, equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price (hereinafter defined).

      Provided that Lessor shall have received all amounts payable hereunder on the last day of the Lease Term, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the last day of the Lease Term, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor. If Lessee intends to exercise the Purchase Option, Lessee shall give irrevocable written notice to Lessor (the "OPTION NOTICE") not more than 240 days, nor less than 180 days, prior to the expiration of the Lease Term. If Lessee fails to give such written notice to Lessor, it shall be conclusively presumed that Lessee has elected not to exercise the Purchase Option.

      2. Purchase Option Price. If Lessee has elected to exercise the Purchase Option, then the "PURCHASE OPTION PRICE" shall be the Fair Market Value (hereinafter defined) of the Equipment. As soon as practicable following Lessor's receipt of the Option Notice, Lessor and Lessee shall agree on the Fair Market Value of the Equipment as of the end of the Lease Term. FAIR MARKET VALUE" of the Equipment shall be the amount determined on the basis of, and equal in value to, the amount which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a buyer-user currently in possession or a used equipment or scrap dealer) and an informed and willing seller, under no compulsion to buy or sell, provided, however, that in such determination (i) costs of removal from the location of current use shall not be a deduction from such value, (ii) it shall be assumed (whether or not the same be true) that the Equipment has been maintained and would have been returned to Lessor in compliance with the requirements of the Lease, and (iii) if any item of Equipment has been attached to or installed on or in any other property leased or owned by Lessee, then the fair market value of such item of Equipment shall be determined on an installed basis, in place and in use.

      If Lessor and Lessee fail to agree upon Fair Market Value on or before one hundred sixty (160) days prior to the expiration of the Lease Term, then such value shall be determined by the Appraisal Procedure (as set forth in Section 3 below), at Lessee's sole cost and expense.

      3. Appraisal Procedure. On the earlier of 160 days prior to the end of the Lease Term or the date on which either party hereto shall have given written notice to the other requesting determination of the Fair Market Value of the Equipment by this Appraisal Procedure (the "APPRAISAL NOTICE"), the parties shall consult for the purpose of appointing a qualified American Society of Appraisers ("ASA") certified appraiser by mutual agreement. If no such appraiser is so appointed within ten (10) business days after the Appraisal Notice is given, each party shall appoint a certified ASA appraiser and the two appraisers shall attempt to jointly agree on the Fair Market Value of the Equipment. If the two appraisers cannot so agree, then the two appraisers so appointed shall appoint a third certified ASA appraiser. If the two appraisers have been

Purchase Option Rider/FMV       .

unable to agree on the Fair Market Value and on a third appraiser within thirty
(30) days after the date of their appointment, Lessor may apply to the ASA or the American Arbitration Association to make such appointment, and both parties shall be bound by any such appointment. Any appraiser or appraisers appointed pursuant to this Appraisal Procedure shall be bound to determine the Fair Market Value of the Equipment within thirty (30) days after the appointment of the final appraiser to be employed pursuant to this Appraisal Procedure. If the parties shall have appointed a single appraiser, his or her determination of value shall be final, binding and conclusive on the parties. If the parties have appointed two appraisers, then their jointly agreed determination of value shall be final, binding and conclusive on the parties. If three appraisers shall be appointed, the values determined by the three appraisers shall be averaged, the appraisal having a value furthest from the average shall be discarded and the remaining two appraised values shall be averaged, and the average of the remaining two appraised values shall be final, binding and conclusive on the parties.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: December 1, 2004

FLEET CAPITAL CORPORATION              NEW JERSEY NATURAL GAS COMPANY

By: /s/Patricia Smith-Disu             By: /s/ Timothy C. Hearne
    ----------------------------           ------------------------------------
Name: Patricia Smith-Dishu             Name: Timothy C. Hearne
Title: Vice President                  Title: Sr. Vice President & Treasurer

Purchase  Option Rider/FMV

[FLEET CAPITAL CORPORATION LOGO]

                        This is counterpart No. 1 of a total of 2 counterparts. Only counterpart No. 1 be considered) chatter paper for purposes of the Uniform Commercial Code of security interest may be perfected only by possession: of counterpart No. 1

                                                                AGENCY AGREEMENT

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Agency Agreement (this "AGREEMENT") is attached to and made a part of that certain Master Equipment Lease No. 35352 dated as of SEPTEMBER 25, 2001 (the"MASTER LEASE") by and between the undersigned Lessor and Lessee. The Master Lease and all Lease Schedules, Acceptance Certificates, exhibits, riders, amendments and addenda thereto are collectively referred to as the "LEASE". All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. Except as may be otherwise provided herein, all of the terms and provisions of the Master Lease shall remain in full force and effect, are applicable to the subject matter of this Agreement, and are hereby ratified and affirmed. To the extent that the provisions of this Agreement conflict with any provisions contained in the Master Lease, the provisions of this Agreement shall control.

      Lessee has requested that Lessor purchase and lease to Lessee from time to time certain equipment selected by Lessee and described on Exhibit A attached hereto (the "EQUIPMENT"). In order to facilitate the purchase, delivery, acceptance and lease of Equipment under the Lease from vendors and suppliers identified on Exhibit A hereto (each, a "VENDOR") in the ordinary course of business. Lessor is willing to appoint Lessee as its agent and attorney for the sole and limited purpose of selecting and paying for certain items of the Equipment on behalf of Lessor under the terms and conditions set forth herein and in the Master Lease, and Lessee is willing to accept such appointment. In consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Appointment of Agent; Reimbursement. Lessor hereby appoints Lessee as Lessor's purchasing agent and grants Lessee a limited power of attorney for the sole and limited purpose of purchasing, arranging for the shipment and delivery of, and paying for items of Equipment on behalf of Lessor In accordance with the terms hereof. The agency and power of attorney granted in this Agreement may be revoked by Lessor at any time and, In all events, shall expire on December 31, 2004 (the "EXPIRATION DATE") or upon any default hereunder or under the Master Lease. Upon receipt of Lessee's written request for reimbursement hereunder and satisfaction of all of the terms and conditions of this Agreement on or before the Expiration Date. Lessor shall reimburse Lessee for the net purchase price of the Equipment (the "ACQUISITION COST") purchased on behalf of Lessor in accordance with the terms of this Agreement. If any Invoice (defined below) is not reimbursed on or before the Expiration Date for any reason whatsoever, Lessor shall promptly assign to Lessee, on an"AS-IS," "WHERE-IS" BASIS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, all of Lessor's right, title and interest, if any, in and to such Invoice and the item(s) of Equipment subject thereto, whereupon Lessee shall be solely responsible for the purchase and acquisition of such item(s) of Equipment from the Vendor thereof, and Lessor shall have no obligation whatsoever to Lessee, Vendor or any other party or entity with respect to such Invoice or Equipment.

      2. Representations and Warranties; Conditions Precedent. Lessee hereby represents and warrants that, on or before the date hereof, none of the Equipment has been shipped, delivered or invoiced to Lessee, and all Vendors have been notified of the limited agency created hereby and have received and acknowledged notice and instruction letters in the form attached hereto as EXHIBIT B Lessee's requests for reimbursement from Lessor and Lessor's reimbursement of Lessee for the Acquisition Cost of any Equipment shall be subject to the prior fulfillment of all of the following conditions precedent:

      a. Invoices. All purchases of Equipment shall be made pursuant to bona fide invoices, bills of sale, purchase orders or other purchase and shipping documents and agreements acceptable in all respects to Lessor (an "INVOICE"). Each Invoice shall describe with specificity the items of Equipment covered thereby together with the Acquisition Cost thereof (each of which Items of Equipment shall conform to the description and shall not exceed the maximum Acquisition Cost therefor set forth in Exhibit A hereto), and shall clearly provide that the Equipment covered thereby is sold to Lessor. In the alternative, if any Invoice shows Lessee as purchaser, such Invoice shall be deemed assigned by Lessee to Lessor immediately upon its issuance, and in all events prior to delivery of the Equipment to Lessee, such that title to any item of Equipment set forth in any Invoice shall be deemed to pass directly from the Vendor thereof to Lessor whether or not Lessee's status as agent and attorney for Lessor is then known to such Vendor. All Invoices shall be delivered to Lessor legended "APPROVED FOR PAYMENT BY LESSEE" and signed by an authorized representative of Lessee. Lessor shall have the right, in its sole and absolute discretion, to approve or reject any Invoice for any reason whatsoever, including, without limitation, the unsatisfactory credit or financial status of Lessee or any Vendor, the failure of the Equipment to comply with any of Lessor's requirements or any of the terms of the Lease.

      b. Proof of Payment. Lessee shall furnish proof of payment of all Invoices by Lessee, which shall be satisfactory in all respects to Lessor in its absolute and sole discretion. Lessor may require, among other things, that all Invoices be stamped"PAID" by Vendor, and that complete copies of all canceled checks paid to Vendor for the amount set forth on such Invoice be provided to Lessor.

      c. Documentation; Delivery; No Default. Lessor shall have received all documentation required by Lessor in respect of the Master Lease in connection with the lease of any Equipment for which payment reimbursement is sought, in form and substance satisfactory to Lessor in its sole and absolute discretion, including, but not limited to, completed and properly executed Lease Schedules, Acceptance Certificates, Secretary Certificates, Landlord/Mortgagee Waivers, Disclaimers of Interest and/or Intercreditor Agreements from other creditors,

Agency Agreement
      legal opinions and UCC financing statements. At the time that a request for reimbursement hereunder is made: (i) the Equipment subject to such request shall have been delivered to Lessee and absolutely and unconditionally accepted by Lessee for all purposes under the Lease; (ii) there shall exist no Event of Default, nor any event or condition which, with the passage of time or the giving of notice, or both, would become such an Event of Default under the Master Lease; (iii) all conditions to funding by Lessor set forth in any proposal, commitment or other agreement relating to the Equipment have been met to Lessor's satisfaction; and (iv) there shall have been no material adverse change in the financial condition of Lessee since the date of this Agreement as determined by Lessor in its sole discretion.

      d. Maximum Acquisition Cost. The total Acquisition Cost of all Equipment for which reimbursement is requested hereunder shall not exceed 5,000,000.

      e. Minimum Acquisition Cost Per Request. The total Acquisition Cost of all Equipment for which reimbursement is requested hereunder and which is subject to any one Lease Schedule and Acceptance Certificate shall be not less than $ 5,000,000.

      f. Maximum Requests; Expiration Date. Lessee shall not make more than 2 requests for reimbursement hereunder, and no Acceptance Date shall be later than the Expiration Date.

      3. Indemnification. In addition to and without limiting the indemnities provided in the Master Lease (including, but limited to, the indemnities provided in sections 6 and 7 thereof), Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any loss of money or other personal property by reason of any fraud, forgery, embezzlement, or other willful act of Lessee or its employees, while performing the duties enumerated in this Agreement; (b) all claims, damages, judgments, costs and attorney's fees arising out of (i) any negligence of Lessee or its employees, (ii) any injury to persons (including Lessee and any of Lessee's employees) caused by Lessee in the course of purchasing, arranging for the shipment and delivery of, and paying for items of Equipment contemplated hereby,
(iii) any alleged breach of any obligations on Lessee's part to perform or discharge any of the terms contained in this Agreement, or (iv) any failure by Lessee or Lessor to pay the purchase price of any item of Equipment; (c) any obligation or liability to any Vendor or any other manufacturer or supplier of the Equipment arising under or in respect of any Invoices issued in connection with the Equipment; and (d) all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the lease thereof.

      4. Other Provisions. This Agreement shall not be deemed to create any agency or power except for the sole and limited purpose expressly stated herein, and in no event shall this Agreement be deemed to create a joint venture, partnership or other enterprise between Lessor and Lessee. This Agreement may be terminated by either party by sending written notice of termination to the other. Termination shall not affect the rights or obligations of either party under this Agreement arising or accruing prior to termination.

      5. Security Interest. Lessee hereby grants to Lessor, to secure the payment and performance in full of all of Lessee's obligations under the Lease, a security interest in all Equipment acquired or to be acquired pursuant to this Agreement in which Lessee may now or hereafter have rights, and all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all of the foregoing, including goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations (the "Collateral"). If the Equipment is to be subject to a Lease Schedule designated as a "True Lease Schedule," the foregoing grant of a security interest is made on a precautionary basis and shall not of itself be a factor in determining whether the Collateral secures an obligation or whether the Lease creates a security interest. Lessee hereby irrevocably authorizes Lessor to file and record UCC financing statements, amendments thereto and other lien recordation documents with respect to the Equipment, ratifies such authorization with respect to any UCC financing statements or amendments thereto prior to the date of any Lease, and agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

      THIS AGREEMENT AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW, THE PARTIES HERETO CONSENT AND SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT THEY MAY HAVE TO THE VENUE OF SUCH COURTS. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

Dated as of: JANUARY 2, 2004

FLEET CAPITAL CORPORATION                       NEW JERSEY NATURAL GAS COMPANY

By: /s/ Sandra Buonaiuto                        By: /s/ T. C. Hearne
    -------------------------                       -------------------------
Name: SANDRA BUONAIUTO                          Name: T. C. Hearne
Title: VICE PRESIDENT                           Title:

Agency Agreement

                          EXHIBIT A TO AGENCY AGREEMENT
                              EQUIPMENT DESCRIPTION

VENDOR NAME AND               EQUIPMENT             MAXIMUM ACQUISITION
   ADDRESS                   DESCRIPTION                    COST
---------------              -----------            -------------------
   VARIOUS                   GAS METERS                 $5,000,000.

                        This is counterpart No. 1 of a total of 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of counterpart No. 1

Agency Agreement

[BANK OF AMERICA LOGO]

                                              LEASE SCHEDULE NO. 40739-11500-003
                                                           (True Lease Schedule)

One Financial Plaza
Providence, Rhode Island 02903-2448

                                        LESSEE:   NEW JERSEY NATURAL GAS COMPANY
                                        ADDRESS:  1415 WYCOFF ROAD
                                                  WALL, NJ 07719

      1. This Lease Schedule No. 40739-11500-005 dated as of December 6, 2005 is entered into pursuant to and incorporates by this reference, all of the terms and provisions of that certain Master Equipment Lease Agreement No. 35352 dated as of September 25, 2001 (the "MASTER LEASE"), for the lease of the Equipment described in Schedule A attached hereto. This Lease Schedule shall constitute a separate, distinct and independent lease of the Equipment and the contractual obligation of Lessee. References to the "THE LEASE" OR "THIS LEASE" shall mean and refer to this Lease Schedule, together with the Master Lease and all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with this Lease Schedule, all as the same may be amended or modified from time to time. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. By its execution and delivery of this Lease Schedule, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Master Lease, as of the date hereof, and further represents and warrants to Lessor that no Event of Default, and no event or condition which with notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof.

      2. ACQUISITION COST. The Acquisition Cost of the Equipment is:
$4,089,837.00.

      3. (a) LEASE TERM. The Lease Term shall commence on the date hereof and shall continue for a period of 132 months after the Lease Term Commencement Date set forth in the Acceptance Certificate to this Lease Schedule, plus any renewal or extended term applicable in accordance with the terms of the Lease.

         (b) RENTAL PAYMENTS. In addition to interim rent that may be applicable pursuant to Section 2 of the Master Lease, Lessee shall pay Lessor 132 consecutive Rental Payments in the amounts set forth in the schedule below, plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and Monthly thereafter for the remaining Lease Term. Each Rental Payment shall be payable on the same day of the month as the Rental Payment Date in each succeeding rental period during the remaining Lease Term (each, a "RENTAL PAYMENT DATE"):

                                       AMOUNT OF EACH
NUMBER OF RENTAL PAYMENTS              RENTAL PAYMENT
-------------------------              ---------------
          132                          $    38,627.48

         (c) ADVANCE RENTAL PAYMENT. Lessee agrees to pay Lessor the first 01 and last 00 Rental Payments, due and payable on the Acceptance Date.

         (d) SECURITY DEPOSIT. Lessee agrees to make a payment in an amount equal to 0% of the Acquisition Cost of the Equipment, due and payable on the Acceptance Date, to be held by Lessor as a non-interest bearing deposit to secure Lessee's performance under the Lease.

      4. EQUIPMENT LOCATION(S). The Equipment will be located at various locations within the State of New Jersey, or at such other location(s) as may be specified in Schedule A hereto. Lessee shall promptly upon request of Lessor provide a written report detailing the location of each unit of Equipment subject to this Lease.

      5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes.

true lease schedule/customized

                                                                       [INITIAL]

Delivery of such certificate shall constitute Lessee's representation and warranty that no such taxes shall become due and payable with respect to the Equipment, and Lessee shall indemnity and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such taxes.

      6. The Rental Payments may change for Equipment accepted after December 31, 2005.

      7. Lessee represents that the applicable recovery period for the Equipment, for purposes of Section 168 of the Internal Revenue Code of 1986, is as set forth in Schedule A hereto.

      8. This Lease Schedule incorporates and includes the terms and provisions of the schedules, riders, amendments or supplements listed below, each dated as of the date hereof (unless otherwise provided below):

            Schedule A - Equipment Description/Listing
            Early Purchase Option Rider
            Purchase Option Rider

Dated as of: December 6, 2005

BANC OF AMERICA LEASING & CAPITAL, LLC,        NEW JERSEY NATURAL GAS COMPANY
SUCCESSOR-BY-MERGER TO FLEET CAPITAL
CORPORATION

By:   /s/ Cheryl A. Valcourt             By:  /s/ Timothy C. Hearne
      --------------------------              --------------------------
Name: Cheryl A. Valcourt                 Name: Timothy C. Hearne
Title:  Senior Vice President            Title: Sr. Vice President & Treasurer

                                                This is counterpart No. 1 of a
                                                total of 2 counterparts. Only
                                                counterpart No. 1 shall be
                                                considered chattel paper for
                                                purposes of the Uniform
                                                Commercial Code and a security
                                                interest may be perfected only
                                                by possession of counter part
                                                No. 1


true lease schedule/customized

                                                                       [INITIAL]

[BANK OF AMERICA LOGO]
                                                            SCHEDULE A EQUIPMENT

      Attached hereto and made part of the following documents: True Lease Schedule No. 40739-11500-005, Acceptance Certificate, and UCC Financing Statement

      With: NEW JERSEY NATURAL GAS COMPANY

      APPLICABLE RECOVERY PERIOD: 5 YEARS

QUANTITY                    MODEL                              MANUFACTURER
--------      -------------------------------------        --------------------
              EQUIPMENT IS CURRENTLY LOCATED AT:
              1415 Wycoff Road Wall, NJ 07719
              GAS METERS:
596           5BTC                                         AMERICAN
11040         DOMESTIC METER                               SENSUS
243           400 CLASS TC                                 ACTARIS GAS INC.
116           750 CLASS TC                                 INVENSYS (ROCKWELL)
7             7.0 M CLASS                                  DRESSER
5             11 M CLASS                                   IMAC

                    WITH ALL STANDARD AND ACCESSORY EQUIPMENT

BANC OF AMERICA LEASING & CAPITAL, LLC,   NEW JERSEY NATURAL GAS COMPANY
SUCCESSOR-BY-MERGER TO FLEET CAPITAL
CORPORATION

By:   /s/ Charyl A. Valcourt              By:   /s/ Timothy C. Hearne
      ----------------------------              --------------------------------
Name: Charyl A. Valcourt                  Name: Timothy C. Hearne
Title:  Senior Vice President             Title: Sr. Vice President & Treasurer

                                                 This is counterpart No. 1 of a
                                                 total of 2 counterparts. Only
                                                 counterpart No. 1 shall be
                                                 considered chattel paper for
                                                 purposes of the Uniform
                                                 Commercial Code and a security
                                                 interest may be perfected only
                                                 by possession of counterpart
                                                 No. 1

                                                                       [INITIAL]

[BANK OF AMERICA LOGO]

                                                           PURCHASE OPTION RIDER

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Purchase Option Rider (this "RIDER") is attached to and made a part of that certain Lease Schedule No. 40739-11500-005 dated as of December 6, 2005 (the "LEASE SCHEDULE"), by and between the undersigned parties,

      1. Purchase Option. If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) shall have occurred and be continuing, and the Lease shall not have been earlier terminated, Lessee shall have the option to purchase (the "PURCHASE OPTION") all, but not less than all, of the Equipment at the expiration of the Lease Term for an amount, payable in immediately available funds on the last day of the Lease Term, equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price (hereinafter defined).

      Provided that Lessor shall have received all amounts payable hereunder on the last day of the Lease Term, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the last day of the Lease Term, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor. If Lessee intends to exercise the Purchase Option, Lessee shall give irrevocable written notice to Lessor (the "OPTION NOTICE") not more than 240 days, nor less than 180 days, prior to the expiration of the Lease Term. If Lessee fails to give such written notice to Lessor, it shall be conclusively presumed that Lessee has elected not to exercise the Purchase Option.

      If, for any reason, Lessee does not exercise the Purchase Option, Lessee shall, on the last day of the Lease Term, return all of the Equipment to Lessor pursuant to and in the condition required by the terms of the Lease and pay to Lessor a return fee equal to 5.0% of the Acquisition Cost of the Equipment.

      2. Purchase Option Price. If Lessee has elected to exercise the Purchase Option, then the "PURCHASE OPTION PRICE" shall be the Fair Market Value (hereinafter defined) of the Equipment. As soon as practicable following Lessor's receipt of the Option Notice, Lessor and Lessee shall agree on the Fair Market Value of the Equipment as of the end of the Lease Term. Fair Market Value of the Equipment shall be the amount determined on the basis of, and equal in value to, the amount which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a buyer-user currently in possession or a used equipment or scrap dealer) and an informed and willing seller, under no compulsion to buy or sell, provided, however, that in such determination (i) costs of removal from the location of current use shall not be a deduction from such value, (ii) it shall be assumed (whether or not the same be true) that the Equipment has been maintained and would have been returned to Lessor in compliance with the requirements of the Lease, and (iii) if any item of Equipment has been attached to or installed on or in any other property leased or owned by Lessee, then the fair market value of such item of Equipment shall be determined on an installed basis, in place and in use.

      If Lessor and Lessee fail to agree upon Fair Market Value on or before one hundred sixty (160) days prior to the expiration of the Lease Term, then such value shall be determined by the Appraisal Procedure (as set forth in Section 3 below), at Lessee's sole cost and expense.

Purchase Option Rider/Fmv w/Ret Fee

                                                                       [INITIAL]

      3. Appraisal Procedure. On the earlier of 160 days prior to the end of the Lease Term or the date on which either party hereto shall have given written notice to the other requesting determination of the Fair Market Value of the Equipment by this Appraisal Procedure (the "APPRAISAL NOTICE"), the parties shall consult for the purpose of appointing a qualified American Society of Appraisers ("ASA") certified appraiser by mutual agreement. If no such appraiser is so appointed within ten (10) business days after the Appraisal Notice is given, each party shall appoint a certified ASA appraiser and the two appraisers shall attempt to jointly agree on the Fair Market Value of the Equipment. If the two appraisers cannot so agree, then the two appraisers so appointed shall appoint a third certified ASA appraiser. If the two appraisers have been unable to agree on the Fair Market Value and on a third appraiser within thirty (30) days after the date of their appointment, Lessor may apply to the ASA or the American Arbitration Association to make such appointment, and both parties shall be bound by any such appointment. Any appraiser or appraisers appointed pursuant to this Appraisal Procedure shall be bound to determine the Fair Market Value of the Equipment within thirty (30) days after the appointment of the final appraiser to be employed pursuant to this Appraisal Procedure. If the parties shall have appointed a single appraiser, his or her determination of value shall be final, binding and conclusive on the parties. If the parties have appointed two appraisers, then their jointly agreed determination of value shall be final, binding and conclusive on the parties. If three appraisers shall be appointed, the values determined by the three appraisers shall be averaged, the appraisal having a value furthest from the average shall be discarded and the remaining two appraised values shall be averaged, and the average of the remaining two appraised values shall be final, binding and conclusive on the parties.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: December 6, 2005


BANC OF AMERICA LEASING & CAPITAL,LLC,    NEW JERSEY NATURAL GAS COMPANY
SUCCESSOR-BY-MERGER TO FLEET CAPITAL
CORPORATION

By:   /s/ Cheryl A. Valcourt              By:   /s/ Timothy C. Hearne
      --------------------------------          -------------------------------
Name:  Cheryl A. Valcourt                 Name: Timothy C. Hearne
Title: Senior Vice President              Title: Sr. Vice President & Treasurer

                                                 This is counterpart No. 1 of a
                                                 total of 2 counterparts. Only
                                                 counterpart No. 1 shall be
                                                 considered chattel paper for
                                                 purposes of the Uniform
                                                 Commercial Code and a security
                                                 interest may be perfected only
                                                 by possession of counter part
                                                 No. 1

Purchase Option Rider/Fmv w/Ret Fee

                                                                       [INITIAL]

[BANK OF AMERICA LOGO]

                                              This is counterpart No. 1 of a
                                              total of 2 counterparts. Only
                                              counterpart No. 1 shall be
                                              considered chattel paper
                                              for purposes of the Uniform
                                              Commercial Code and a security
                                              interest may be perfected only
                                              by possession of counterpart No. 1

                                              EARLY PURCHASE OPTION RIDER
                                                          (single option)


One Financial Plaza
Providence, Rhode Island 02903-2448

      This Early Purchase Option Rider (this "RIDER") is attached to and made a part of that certain Lease Schedule No. 40739-11500-005, dated as of December 6, 2005 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      So long as no Event of Default has occurred and is continuing under the Lease, and upon at least 90 days prior written notice to Lessor, Lessee shall have the right to terminate the Lease Term for all but not less than all of the Equipment on the Rental Payment Date for Rental Payment Number 117 (the "TERMINATION DATE"). Lessee shall pay to Lessor on the Termination Date an amount equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) 18.79% of the Acquisition Cost of the Equipment.

      Provided that Lessor shall have received all amounts payable hereunder on the Termination Date, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the Termination Date, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor.

      In the event Lessee shall not pay all amounts due hereunder on the Termination Date, then the Lease Term for the Equipment shall continue in full force and effect, and this Rider shall be null and void and of no further force and effect.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: December 6, 2005

BANC OF AMERICA LEASING & CAPITAL, LLC,         NEW JERSEY NATURAL GAS COMPANY
SUCCESSOR-BY-MERGER TO FLEET CAPITAL
CORPORATION

By:   /s/ Cheryl A. Valcourt              By:   /s/ Timothy C. Hearne
      --------------------------------          -------------------------------
Name:  Cheryl A. Valcourt                 Name: Timothy C. Hearne
Title: Senior Vice President              Title: Sr. Vice President & Treasurer

Early Purchase Option Rider (Single Option)                            [INITIAL]

[FLEET CAPITAL CORPORATION LOGO]

                                                  LEASE SCHEDULE NO. 35352-00001
                                                  (True Lease Schedule)

50 Kennedy Plaza
Providence, Rhode Island 02903-2305

                                          LESSEE: NEW JERSEY NATURAL GAS COMPANY
                                          ADDRESS: 1415 Wycoff Road
                                                   Wall, NJ 07719

      1. This Lease Schedule No. 35352-00001 dated as of October 12, 2001 is entered into pursuant to and incorporates by this reference, all of the terms and provisions of that certain Master Equipment Lease Agreement No. 35352 dated as of September 25, 2001 (the "MASTER LEASE"), for the lease of the Equipment described in Schedule A attached, hereto. This Lease Schedule shall constitute a separate, distinct and independent lease of the Equipment and the contractual obligation of Lessee. References to the "THE LEASE" or "THIS LEASE" shall mean and refer to this Lease Schedule, together with the Master Lease and all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with this Lease Schedule, all as the same may be amended or modified from time to time. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease. By its execution and delivery of this Lease Schedule, Lessee hereby reaffirms all of the representations, warranties and covenants contained in the Master Lease, as of the date hereof, and further represents and warrants to Lessor that no Event of Default, and no event or condition which with notice on the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof.

      2. ACQUISITION COST. The Acquisition Cost of the Equipment is: $ 20,631,260.00

      3.(a) LEASE TERM. The Lease Term shall commence on the date hereof and shall continue for a period of 132 months after the Lease Term Commencement Date set forth in the Acceptance Certificate to this Lease Schedule, plus any renewal or extended term applicable in accordance with the terms of the Lease.

        (b) RENTAL PAYMENTS. In addition to interim rent that may be applicable pursuant to Section 2 of the Master Lease, Lessee shall pay Lessor 132 consecutive Rental Payments in the amounts set forth in the schedule below, plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and Monthly thereafter for the remaining Lease Term. Each Rental Payment shall be payable on the same day of the month as the Rental Payment Date in each succeeding rental period during the remaining Lease Term (each, A "RENTAL PAYMENT DATE"):

                                                      AMOUNT OF EACH
NUMBER OF RENTAL PAYMENTS                             RENTAL PAYMENT
-------------------------                             --------------
        132                                           $197,990.36

        (c) ADVANCE RENTAL PAYMENT. Lessee agrees to pay Lessor the first 01 and last 00 Rental Payments, due and payable on the Acceptance Date.

true lease schedule

      (d) SECURITY DEPOSIT. Lessee agrees to make a payment in an amount equal to 0% of the Acquisition Cost of the Equipment, due and payable on the Acceptance Date, to be held by Lessor as a non-interest bearing deposit to secure Lessee's performance under the Lease.

      4. EQUIPMENT LOCATION(S). The Equipment will be located at various locations within the State of New Jersey, or at such other location(s) as may be specified in Schedule A-1 hereto. Lessee shall promptly upon request of Lessor provide a written report detailing the location of each unit of Equipment subject to this Lease.

      5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes. Delivery of such certificate shall constitute Lessee's representation and warranty that no such taxes shall become due and payable with respect to the Equipment, and Lessee shall indemnify and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such taxes.

      6. The Rental Payments may change for Equipment accepted after October 23, 2001.

      7. Lessee represents that the applicable recovery period for the Equipment, for purposes of Section 168 of the Internal Revenue Code of 1986, is as set forth in Schedule A hereto.

      8. This Lease Schedule incorporates and includes the terms and provisions of the schedules, riders, amendments or supplements listed below, each dated as of the date hereof (unless otherwise provided below):

         Schedule A - Equipment Description/Listing
         Schedule A-1 - Equipment Locations
         Early Purchase Option Rider
         Purchase Option Rider

Dated as of: October 12, 20O1

FLEET CAPITAL CORPORATION                    NEW JERSEY NATURAL GAS COMPANY

By:  /s/ Cheryl A. Valcourt                  By: /s/ T. C. Hearne
     ----------------------                      -----------------
Name: CHERYL A. VALCOURT                     Name: T. C. Hearne
Title: VICE PRESIDENT                        Title: S. V. P

true lease schedule

[FLEET CAPITAL CORPORATION LOGO]

                                                            SCHEDULE A EQUIPMENT

Attached hereto and made part of the following documents: TRUE LEASE SCHEDULE NO. 35352-00001,ACCEPTANCE CERTIFICATE, UCC FINANCING STATEMENT, WARRANTY BILL OF SALE

With: NEW JERSEY NATURAL GAS COMPANY

APPLICABLE RECOVERY PERIOD: 5 YEARS

                                                    FY 1997      FY 1998     FY 1999         FY 2000
MANUFACTURER             MODEL                      QUANTITY     QUANTITY    QUANTITY        QUANTITY
------------            --------------             -----------   --------    --------        --------
METERS

American                 58 TC                         9,363      9,697       1,764                 -

Schlumberger             400 Class TC                    470        441         397             1,017

Invensys (Rockwell)      275 Class TC                  5,958      4,408      15,873            14,591
Invensys (Rockwell)      750 Class TC                     94        106         132                66
Invensys (Rockwell)      3 M Class TC                      1          1           2                 -

Dresser                  1.5 M Class                      38         62          67                46
Dresser                  3.0 M Class                      72         73         108                53
Dresser                  5.0 M Class                      37         45          22                27
Dresser                  7.0 M Class                       5         16          13                13
Dresser                  11 M Class                       14         21          14                 -
Dresser                  18 M Class                        -          4           4                 -

TOTAL                                                 16,052     14,874      18,394            15,813
Source: Meter Shop Purchase Log

AMR EQUIPMENT

Invensys                 AAT-90 Turbo Meter                -          -           -                 1
Invensys (Equimeter)     Nexcorr P&T                       -          -           -                 4
lnvensys (Equimeter)     Nexcorr P Only                    -          -           -                 9
Invensys (Equimeter)     Autocorrector 1171                -          -           3                 1
Invensys (Equimeter)     2400 Modam                        -          2           -                 4
Invensys (Equimeter)     Electrocorrector 1163             9          9           -                 -
Invensys (Equimeter)     Telecorrector 1166                3          -           -                 -

Mulcare Engineering      Nexcorr P Only                    -          -           -                40

ITRON / Metscan          RMD-4.0 L. P.                    43        141          90                 -

                    WITH ALL STANDARD AND ACCESSORY EQUIPMENT


FLEET CAPITAL CORPORATION                         NEW JERSEY NATURAL GAS COMPANY

By: /s/ Cheryl A. Valcourt                        By:____________________
    -----------------------
Name: CHERYL A. VALCOURT                          Name:__________________
Title: VICE PRESIDENT
                                                  Title:________________

[FLEET CAPITAL CORPORATION LOGO]

                                                            SCHEDULE A EQUIPMENT

Attached hereto and made part of the following documents: TRUE LEASE SCHEDULE NO. 35352-00001, ACCEPTANCE CERTIFICATE, UCC FINANCING STATEMENT, WARRANTY BILL OF SALE

With: NEW JERSEY NATURAL GAS COMPANY

APPLICABLE RECOVERY PERIOD: 5 YEARS

                                                     FY 1997   FY 1998     FY 1999    FY 2000
MANUFACTURER              MODEL                      QUANTITY  QUANTITY    QUANTITY   QUANTITY
------------            -------------               ---------  ---------   --------   --------
METERS

American                 5B TC                          9,363      9,897      1,764          -

Schlumberger             400 Class TC                     470        441        397      1,017

Invensys(Rockwell)       275 Class TC                   5,958      4,408     16,873     14,591
Invensys(Rockwell)       750 Class TC                      94        108        132         66
Invensys(Rockwell)       3M Class TC                        1          1          2          -

Dresser                  1.5 M Class                       38         62         67         48
Dresser                  3.0 M Class                       72         73        108         53
Dresser                  5.0 M Class                       37         45         22         27
Dresser                  7.0 M Class                        5         16         13         13
Dresser                  11 M Class                        14         21         14          -
Dresser                  18 M Class                                    4          4          -

TOTAL                                                  15,052     14,874     18,394     15,813
Source: Meter Shop Purchase Log

AMR EQUIPMENT

Invensys                  AT-90 Turbo Meter                 -          -          -          1
Invensys (Equimeter)      Nexcorr P&T                       -          -          -          4
Invensys (Equimeter)      Nexcorr P Only                    -          -          -          9
Invensys(Equimeter)       Autocorrector 1171                -          -          3          1
Invensys (Equimeter)      2400 Modem                        -          2          -          4
Invensys (Equimeter)      Electrocorrector 1183             9          9          -          -
Invensys (Equimeter)      Telecorrector 1165                3          -          -          -

Mulcare Engineering       Nexcorr P Only                    -          -          -         40

ITRON / Metscan           RMD-4.0 L. P.                    43        141         90          -

                   WITH ALL, STANDARD AND ACCESSORY EQUIPMENT

FLEET CAPITAL CORPORATION                        NEW JERSEY NATURAL GAS COMPANY

By: /s/ Sandra Buonaiuto                         By: /s/ T. C. Hearne
    ----------------------------                     -----------------
Name: SANDRA BUONAIUTO                           Name: T. C. Hearne
Title: ASSISTANT VICE PRESIDENT                  Title: S. V. P

[FLEET CAPITAL CORPORATION LOGO]

                                                 SCHEDULE A-1 EQUIPMENT LOCATION

Attached hereto and made part of the following documents: TRUE LEASE SCHEDULE NO 35352-00001, ACCEPTANCE CERTIFICATE

With: NEW JERSEY NATURAL GAS COMPANY

LOCATION # EQUIPMENT IS CURRENTLY LOCATED AT:

                    Various locations throughout New Jersey

FLEET CAPITAL CORPORATION            NEW JERSEY NATURAL GAS COMPANY

By: /s/ Cheryl A. Valcourt           By: /s/ T. C. Hearne
   -------------------------            ----------------------------
Name: CHERYL A. VALCOURT             Name: T. C. HEARNE
Title: VICE PRESIDENT                Title: S. V. P

[FLEET CAPITAL CORPORATION LOGO]

                                                           PURCHASE OPTION RIDER
One Financial Plaza
Providence, Rhode Island 02903-2448

      This Purchase Option Rider (this "RIDER") is attached to and made a part of that certain Lease Schedule No. 35352-00001, dated as of October 12, 2001 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      1. Purchase Option. If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) shall have occurred and be continuing, and the Lease shall not have been earlier terminated, Lessee shall have the option to purchase (the "PURCHASE OPTION") all, but not less than all, of the Equipment at the expiration of the Lease Term for an amount, payable in immediately available funds on the last day of the Lease Term, equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price (hereinafter defined).

      Provided that Lessor shall have received all amounts payable hereunder on the last day of the Lease Term, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the last day of the Lease Term, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor. If Lessee intends to exercise the Purchase Option, Lessee shall give irrevocable written notice to Lessor (the "OPTION NOTICE") not more than 240 days, nor less than 180 days, prior to the expiration of the Lease Term. If Lessee fails to give such written notice to Lessor, it shall be conclusively presumed that Lessee has elected not to exercise the Purchase Option.

      2. Purchase Option Price. If Lessee has elected to exercise the Purchase Option, then the "PURCHASE OPTION Price" shall be the Fair Market Value (hereinafter defined) of the Equipment As soon as practicable following Lessor's receipt of the Option Notice, Lessor and Lessee shall agree on the Fair Market Value of the Equipment as of the end of the Lease Term. "FAIR MARKET VALUE" of the Equipment shall be the amount determined on the basis of, and equal in value to, the amount which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a buyer-user currently in possession or a used equipment or scrap dealer) and an informed and willing seller, under no compulsion to buy or sell, provided, however, that in such determination (i) costs of removal from the location of current use shall not be a deduction from such value, (ii) it shall be assumed (whether or not the same be true) that the Equipment has been maintained and would have been returned to Lessor in compliance with the requirements of the Lease, and (iii) if any item of Equipment has been attached to or installed on or in any other property leased or owned by Lessee, then the fair market value of such item of Equipment shall be determined on an installed basis, in place and in use.

      If Lessor and Lessee fail to agree upon Fair Market Value on or before one hundred sixty (160) days prior to the expiration of the Lease Term, then such value shall be determined by the Appraisal Procedure (as set forth in Section 3 below), at Lessee's sole cost and expense.

      3. Appraisal Procedure. On the earlier of 160 days prior to the end of the Lease Term or the date on which either party hereto shall have given written notice to the other requesting determination of the Fair Market Value of the Equipment by this Appraisal Procedure (the "APPRAISAL NOTICE"), the parties shall consult for the purpose of appointing a qualified American Society of Appraisers ("ASA") certified appraiser by mutual agreement. If no such appraiser is so appointed within ten (10) business days after the Appraisal Notice is given, each party shall appoint a certified ASA appraiser and the two appraisers shall attempt to jointly agree on the Fair Market Value of the Equipment. If the two appraisers cannot so agree, then the two appraisers so appointed shall appoint a third certified ASA appraiser. If the two appraisers have been unable to agree on the Fair Market Value and on a third appraiser within thirty (30) days after the date of

Purchase Option Rider/FMV
their appointment, Lessor may apply to the ASA or the American Arbitration Association to make such appointment, and both parties shall be bound by any such appointment. Any appraiser or appraisers appointed pursuant to this Appraisal Procedure shall be bound to determine the Fair Market Value of the Equipment within thirty (30) days after the appointment of the final appraiser to be employed pursuant to this Appraisal Procedure. If the parties shall have appointed a single appraiser, his or her determination of value shall be final, binding and conclusive on the parties. If the parties have appointed two appraisers, then their jointly agreed determination of value shall be final, binding and conclusive on the parties. If three appraisers shall be appointed, the values determined by the three appraisers shall be averaged, the appraisal having a value furthest from the average shall be discarded and the remaining two appraised values shall be averaged, and the average of the remaining two appraised values shall be final, binding and conclusive on the parties.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: October 12, 2001

FLEET CAPITAL CORPORATION             NEW JERSEY NATURAL GAS COMPANY

By: /s/ Cheryl A. Valcourt            By: /s/ T. C. Hearne
   -------------------------             ----------------------------
Name: CHERYL A. VALCOURT              Name: T. C. HEARNE
Title: VICE PRESIDENT                 Title: S. V. P

Purchase Option Rider/FMV

[FLEET CAPITAL CORPORATION LOGO]

                                                     EARLY PURCHASE OPTION RIDER
                                                                 (single option)

One Financial Plaza
Providence, Rhode Island 02903-2448

      This Early Purchase Option Rider (this "RIDER") is attached to and made a part of that certain Lease Schedule No. 35352-00001, dated as of October 12,2001 (the "LEASE SCHEDULE"), by and between the undersigned parties.

      So long as no Event of Default has occurred and is continuing under the Lease, and upon at least 90 days prior written notice to Lessor, Lessee shall have the right to terminate the Lease Term for all but not less than all of the Equipment on the Rental Payment Date for Rental Payment Number 117 (the "TERMINATION DATE"). Lessee shall pay to Lessor on the Termination Date an amount equal to: (a) all Rental Payments, late charges and other amounts due and owing under the Lease; plus (b) all taxes, assessments and other charges due or payable in connection with the sale of the Equipment to Lessee; plus (c) 19.37000% of the Acquisition Cost of the Equipment.

      Provided that Lessor shall have received all amounts payable hereunder on the Termination Date, and that no Event of Default then exists and is continuing under the Lease, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the Termination Date, on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all liens created by Lessor.

      In the event Lessee shall not pay all amounts due hereunder on the Termination Date, then the Lease Term for the Equipment shall continue in full force and effect, and this Rider shall be null and void and of no further force and effect.

      All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider shall control.

Dated as of: OCTOBER 12, 2001

FLEET CAPITAL CORPORATION                NEW JERSEY NATURAL GAS COMPANY

By: /s/ Cheryl A. Valcourt            By: /s/ T. C. Hearne
   -------------------------            ----------------------------
Name: CHERYL A. VALCOURT              Name: T. C. HEARNE
Title: VICE PRESIDENT                 Title: S. V. P

Early Purchase Option Rider(Single Option)